UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒  Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to Section 240.14a-12

CYPRESS SEMICONDUCTOR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

April 2, 2009

Dear Fellow Stockholder:

You are cordially invited to attend Cypress Semiconductor Corporation’s 2009 Annual Meeting of Stockholders. We will hold the meeting on Friday, May 22, 2009, at 10:00 a.m. Pacific Daylight Time, at our offices located at 198 Champion Court, San Jose, California 95134. We look forward to your attendance in person or by proxy at the meeting.

We have elected to take advantage of new Securities and Exchange Commission rules that allow us to furnish proxy materials to stockholders on the Internet. Accordingly, on April 7, 2009 we will provide you with a Notice of Internet Availability of Proxy Materials. We believe that this process expedites stockholders’ receipt of proxy materials, significantly lowers the costs of our annual meeting, and conserves natural resources. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our 2009 proxy statement and 2008 annual report and vote on the Internet. The notice also includes instructions on how you can receive a paper copy of your proxy materials, including the notice of annual meeting, proxy statement, and proxy card. If you receive your proxy materials by mail, the notice of annual meeting, proxy statement, and proxy card from our Board of Directors will be enclosed. If you receive your proxy materials via e-mail, the e-mail will contain voting instructions and links to the annual report and the proxy statement on the Internet, both of which are available at http://www.cypress.com/go/annualreport.

At this year’s Annual Meeting, the agenda includes the following items:

Agenda Item	Board Vote Recommendation
1. The election of directors	“FOR”
2. The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm	“FOR”
3. The approval of a 1994 Stock Plan amendment to provide stock option exchange flexibility	“FOR”

Please refer to the proxy statement for detailed information on each of the proposals and the Annual Meeting. Your vote is important, and we strongly urge you to cast your vote whether or not you plan to attend the meeting.

If you are a stockholder of record, meaning that you hold shares directly with Computershare Investor Services, LLC (“registered holders”), the inspector of elections will have your name on a list, and you will be able to gain entry with a form of government-issued photo identification, such as a driver’s license, state-issued ID card, or passport. Stockholders holding stock in brokerage accounts (“street name” or “beneficial holders”) will need to bring a copy of a brokerage statement reflecting their stock ownership as of the record date.

Thank you for your ongoing support and continued interest in Cypress Semiconductor Corporation.

Very truly yours,

T.J. Rodgers
President and Chief Executive Officer

2009 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Page
NOTICE OF THE 2009 ANNUAL MEETING OF STOCKHOLDERS	1
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS	1
Questions And Answers About This Proxy Material And Voting	1
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?	1
Why am I receiving these materials?	1
Who may attend the Annual Meeting?	1
Who is entitled to vote?	1
What may I vote on?	1
What is the difference between a stockholder of record and a beneficial stockholder?	1
How do I vote?	2
What shares may be voted and how may I cast my vote for each proposal?	2
How many votes are needed to approve each proposal?	2
What is the quorum requirement?	2
How can I change my vote or revoke my proxy?	2
What does it mean if I get more than one Notice, proxy or voting instructions card?	3
Who will count the votes?	3
How much did this proxy solicitation cost and who will pay for the cost?	3
How can a stockholder request a copy of Cypress’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for fiscal year 2008?	3
How and when may I submit proposals for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors for Cypress?	3
Where can I find the voting results of the Annual Meeting?	4
How can I receive the proxy statement and annual report by electronic delivery?	4
How many copies of the proxy materials will you deliver to stockholders sharing the same address?	4
PROPOSAL ONE	5
Election of Directors	5
PROPOSAL TWO	7
Ratification of The Selection of Independent Registered Public Accounting Firm	7
PROPOSAL THREE	9
Approval of a 1994 Stock Plan Amendment to Provide Stock Option Exchange Flexibility	9
What is this proposal?	9
Why is an exchange provision important?	9
Did the Company consider any alternatives to the exchange provision?	10
Who will be eligible to participate in an exchange under the 1994 Plan if this proposal is approved?	10
How will the exchange ratios be determined?	10
What happens to the excess shares in an exchange?	10
When will the exchange provision take effect?	11
What is the impact of an exchange on the Company’s stockholders?	11
Summary of the Amendment to Our 1994 Stock Plan Regarding Stock Option Exchange Flexibility	12
How will the exchange provision work?	12
Why does the Company want to gain approval of a stock option exchange provision?	12
What are the employee eligibility requirements for an exchange?	12
Do employees have to participate in an exchange?	13
Which stock option awards will be eligible for an exchange?	13
How many replacement awards will the Company offer an individual who participates in an exchange?	13
How will the replacement awards granted in connection with the exchange vest?	13
If the replacement award is a stock option, what will its maximum term be?	13
How will the replacement awards be treated from an accounting perspective?	13
How many eligible awards will be exchanged and how many replacement awards will be granted in the exchange?	14

i

What are the U.S. tax consequences to employees if they participate in an exchange?	14
Will the terms of an exchange be exactly as described in this proposal?	14
What vote is required to approve this proposal?	14
CORPORATE GOVERNANCE	15
BOARD STRUCTURE AND COMPENSATION	15
Determination of Independence	15
Consideration of Director Nominees	16
Communications from Stockholders and Other Interested Parties	16
BOARD STRUCTURE AND COMMITTEES	16
The Audit Committee	17
The Compensation Committee	18
The Nominating and Corporate Governance Committee	19
The Operations Committee	19
COMPENSATION OF DIRECTORS	19
Non-Employee Stock Ownership Guidelines	20
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	21
MANAGEMENT	23
Security Ownership of Certain Beneficial Owners and Management	23
COMPENSATION DISCUSSION AND ANALYSIS	26
Description of Key Terms Used in this Section	26
Questions and Answers Related to Our 2008 and 2009 Executive Compensation	28
How does the Compensation Committee operate?	28
What is the role of the Compensation Committee in determining the Company’s compensation policies and practices?	28
What is the role of the consultants retained by the Compensation Committee?	28
What is the role of executive officers in determining executive compensation?	28
What are the components of the Company’s executive compensation?	28
What are the objectives of the Company’s executive officer compensation programs and why does the Company choose to pay each element?	29
How did the Company determine the amount for each element of compensation for your executive officers?	29
Who were the peer group companies the Company benchmarked in 2008 for setting executive compensation?	30
What factors were considered by the Committee in determining the 2008 compensation of executive officers?	30
How were the Company’s cash incentive and equity plans structured in 2008 for the executive officers?	31
Did the Compensation Committee grant new equity awards to our Named Executive Officers in 2008? If so, why?	32
What were the 2008 quarterly and annual performance goals in the CSFs of your Named Executive Officers?	32
How difficult would it be for the Company’s Named Executive Officers to achieve their CSFs and how likely was it for the Company to achieve the KEBP, PBP, and PPSP profitability targets?	33
Did the actual compensation awarded to our Named Executive Officers in 2008 meet the targeted percentiles and, if not, why was it outside the range?	34
Have there been any other actions with respect to executive compensation since the end of 2008?	34
How did the Spin-Off impact your equity awards and associated compensation expense?	34
What, if any, were the differences in compensation policies with respect to individual Named Executive Officers in 2008?	35
Did the Compensation Committee adjust Named Executive Officers’ base salaries for 2008?	36
What are the performance targets set for 2009 PARS?	36
How difficult will it be to attain the quarterly and annual 2009 financial targets under the PARS, KEBP, PBP and PPSP?	36
How does the Compensation Committee determine grant dates for equity awards and the exercise price of stock option awards to our executive officers?	37
What is the Company’s policy with regard to qualifying compensation to preserve deductibility?	37
Does Cypress provide any of its Named Executive Officers with change in control benefits?	37
What arrangements are in place regarding post-termination compensation?	37

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CYPRESS SEMICONDUCTOR CORPORATION

NOTICE OF THE 2009 ANNUAL MEETING OF STOCKHOLDERS

TO ALL CYPRESS STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cypress Semiconductor Corporation, a Delaware corporation, will be held on:

Date: Friday, May 22, 2009

Time: 10:00 a.m. Pacific Daylight Time

Place: Cypress’s offices located at 198 Champion Court, San Jose, California 95134

Items of Business:

1.	The election of seven (7) directors to serve on our Board of Directors for a one-year term, and until their successors are elected;

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year 2009;

3.	The approval of a 1994 Stock Plan amendment to provide stock option exchange flexibility; and

4.	The transaction of such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. This notice of Annual Meeting and Proxy Statement and form of proxy are being distributed on or about April 7, 2009.

All stockholders are cordially invited to attend the Annual Meeting in person. Only stockholders of record at the close of business on March 24, 2009, the Record Date, are entitled to receive notice of, and may vote at, the Annual Meeting, or any adjournment or postponement thereof. Any stockholder attending the Annual Meeting and entitled to vote may do so in person even if such stockholder returned a proxy or voted by telephone or over the Internet. We have provided voting instructions in the attached proxy statement on how you can vote your shares before or at the Annual Meeting.

FOR THE BOARD OF DIRECTORS

Brad W. Buss
Corporate Secretary

San Jose, California, April 2, 2009

CYPRESS SEMICONDUCTOR CORPORATION

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:

In accordance with new rules adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to stockholders, we are furnishing proxy materials, over the Internet. Under this rule, instead of a paper copy of our proxy materials, we mailed a Notice of Availability of Proxy Materials (the “Notice”) to all stockholders to instruct you on how to access and review proxy materials on the Internet. The Notice instructs you on how to submit your vote on the Internet and also contains instructions on how a stockholder may request a paper copy of our proxy materials, including this Proxy Statement, our 2008 Annual Report and a proxy card or voting instruction card.

Q:	Why am I receiving these materials?

A:

The Board of Directors (the “Board”) of Cypress Semiconductor Corporation (sometimes referred to as “we”, “us”, “our”, “the Company” or “Cypress”) is providing these proxy materials to solicit your vote at the 2009 Annual Meeting of Stockholders (“Annual Meeting”) and at any adjournment or postponement thereof. The Annual Meeting will be held on Friday, May 22, 2009, at 10:00 a.m. Pacific Daylight Time at our principal offices located at 198 Champion Court, San Jose, California 95134. The telephone number at this address is (408) 943-2600.

Q:	Who may attend the Annual Meeting?

A:

All stockholders and holders of proxies for those stockholders and other persons invited by Cypress may attend. If your shares are registered in the name of a brokerage firm or a bank, you must bring to the Annual Meeting a letter from your broker indicating you hold the shares in the name of the broker or banker or a copy of your proxy card if you are the direct or indirect owner of your shares as of March 24, 2009 (the “Record Date”).

Q:	Who is entitled to vote?

A:

Only stockholders of Cypress as of the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, there were 140,486,784 shares outstanding of Cypress’s common stock, par value $0.01 per share.

The date of this proxy statement is April 2, 2009, and it was filed with the SEC and made available on the Internet on or about April 7, 2009.

Q:	What may I vote on?

A:	You may vote on all the items listed in the table below:

1.	The election of seven (7) directors to serve on our Board of Directors for a one-year term, and until their successors are elected;

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year 2009;

3.	The approval of a 1994 Stock Plan amendment to provide stock option exchange flexibility; and

4.	The transaction of such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

Q:	What is the difference between a stockholder of record and a beneficial stockholder?

A:	Registered Stockholder or Stockholder of Record: Shares Registered in Your Name

If on March 24, 2009 your shares were registered directly in your name with the Company’s transfer agent, Computershare Investor Services, LLC, then you are a registered stockholder or a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy.

Beneficial Stockholder: Shares Registered in the Name of a Broker or Bank

If on March 24, 2009 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

Q:	How do I vote?

A:

Whether you hold your shares directly as the stockholder of record or beneficially in “street name”, you may direct your vote without attending the annual meeting by proxy. Depending on how you hold your shares, you may vote your shares in one of the following ways:

Stockholders of Record: You may vote by proxy over the Internet or by telephone. Please follow the instructions provided in the Notice, or, if you requested printed copies of the proxy materials, on the proxy card you received, then sign and return it in the prepaid envelope. You may also vote in person at the Annual Meeting.

Beneficial Stockholders: Your bank, broker or other holder of record will enclose a voting instruction card for you to use to instruct them on how to vote your shares. Check the instructions provided by your bank, broker or other holder of record to see which options are available to you.

Q:	What shares may be voted and how may I cast my vote for each proposal?

A:

You may vote all shares you own as of the close of business on the Record Date. You may cast one vote per share of common stock for each proposal except that a stockholder voting for the election of directors has the right to cumulate such stockholder’s votes. This means you may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares you are entitled to vote, or you may distribute your shares among as many candidates as you may select, provided that your votes cannot be cast for more than seven (7) candidates. For example, if you own 100 shares of stock, and there are seven (7) directors to be elected at the Annual Meeting, you may allocate 700 shares (7 times 100) as “FOR” votes among as few or as many directors to be elected at the Annual Meeting as you choose. If you choose to cumulate your votes, you will need to submit a proxy card or a ballot and make an explicit statement of your intent to cumulate your votes, either by so indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the Annual Meeting. If you hold shares beneficially in street name and wish to cumulate your votes, you should contact your broker or nominee.

Q:	How many votes are needed to approve each proposal?

A:

For the election of directors, seven nominees receiving the highest number of “FOR” votes will be elected. With respect to all other proposals, we must receive a “FOR” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

Q:	What is the quorum requirement?

A:

A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if at least a majority of the outstanding shares are represented by proxy or by stockholders present and entitled to vote at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the annual meeting or holders of a majority of the votes present at the annual meeting may adjourn the Annual meeting to another time or date.

Q:	How can I change my vote or revoke my proxy?

A:

If you are a stockholder of record, you have the right to revoke your proxy and change your vote at any time before the Annual Meeting by (i) returning a later-dated proxy card, or (ii) voting again by Internet or telephone as more fully described on your Notice or proxy card. You may also revoke your proxy and change your vote by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote again at the Annual Meeting.

If your shares are held by a broker or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:	What does it mean if I get more than one Notice, proxy or voting instructions card?

A:

It means you hold shares in more than one registered account. You must vote all of your proxy cards in one of the manners described above (under “How do I vote?” on page 3) to ensure that all your shares are voted.

Q:	Who will count the votes?

A:

Representatives of Investor Communication Services, a division of Broadridge Financial Solutions, Inc., our mailing agent and tabulation service, will count the votes and Brad W. Buss, Corporate Secretary, will act as the inspector of elections. Cypress believes that the procedures to be used by the inspector of elections to count the votes are consistent with Delaware law concerning the voting of shares, determination of a quorum and the vote required to take stockholder action.

Q:	How much did this proxy solicitation cost and who will pay for the cost?

A:

The cost of soliciting your vote in connection with this proxy statement has been, or will be, borne by Cypress. We have retained Georgeson Shareholder Communications, Inc. to assist with the solicitation of proxies for a fee not to exceed $7,500, plus reimbursement of out-of-pocket expenses. Georgeson Shareholder Communications, Inc. may solicit proxies by mail, telephone, in person or via other electronic communications. We have also requested that banks, brokers and other custodians, nominees and fiduciaries send these proxy statement materials to the beneficial owners of our common stock they represent and secure their instructions as to the voting of such shares. We may reimburse such banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of our common stock for their expenses in forwarding solicitation material to such beneficial owners. Certain of our directors, officers or employees may also solicit proxies in person, by telephone, or by electronic communications, but they will not receive any additional compensation for doing so.

Q:	How can a stockholder request a copy of Cypress’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for fiscal year 2008?

A:

A stockholder may send a written request for a copy of our Annual Report on Form 10-K to Brad W. Buss, Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134. Upon receipt of such request by a stockholder, we will provide a copy of our Annual Report on Form 10-K without charge, including the financial statements and the financial statement schedules, required to be filed with the SEC pursuant to Rule 13a-1 of the Securities Exchange Act of 1934 for our fiscal year 2008. Our Annual Report on Form 10-K for the fiscal year ended December 28, 2008, was filed with the SEC on February 26, 2009 and is also available at our web site at: http://www.cypress.com/go/annualreport.

Q:	How and when may I submit proposals for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors for Cypress?

A:	You may submit your proposals, including director nominations, for consideration at future annual meetings of stockholders by following the directions set forth below:

For stockholder proposals to be considered for inclusion in our 2010 proxy statement, the written proposal must be received by our Corporate Secretary at our corporate offices at 198 Champion Court, San Jose, California 95134, no later than December 7, 2009. In addition, the Company’s bylaws establish an advance notice procedure for stockholders who wish to present certain matters or nominate director candidates before or at an annual meeting of the stockholders. Any stockholder who wants to make a proposal or director nomination that is not to be included in our proxy statement for the 2010 annual meeting of stockholders must deliver written notice to be received by our corporate secretary at our corporate offices at 198 Champion Court, San Jose, California 95134, no earlier than December 7, 2009 and no later than January 8, 2010. In the event the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of stockholder proposals in our proxy statement is instead a reasonable time before Cypress begins to print and mail its proxy materials, and the deadline for submitting stockholder proposals not to be included in our proxy statement is no later than the close of business on the latter of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. All stockholder proposals will also need to comply with SEC regulations, including Rule 14a-8 of the 1934 Securities Exchange Act regarding the inclusion of stockholder proposals in any Company-sponsored proxy material.

A submission by a stockholder must contain the specific information required in the Company’s bylaws. If you would like a copy of Cypress’s current bylaws, please write to Brad W. Buss, Corporate Secretary, 198 Champion Court, San Jose, California 95134.

Q:	Where can I find the voting results of the Annual Meeting?

A:	Cypress will announce preliminary voting results at the 2009 Annual Meeting and publish final results in Cypress’s quarterly report on Form 10-Q for the second quarter of fiscal year 2009.

Q:	How can I receive the proxy statement and annual report by electronic delivery?

A:

You may sign up for Cypress’s e-delivery program at www.cypress.com/edeliveryconsent. When you sign up for our electronic delivery program, you will be notified by electronic mail whenever our annual report or proxy statement is available for viewing on the Internet. Your enrollment in the e-delivery program will remain in effect as long as your account remains active or you cancel your enrollment.

Q:	How many copies of the proxy materials will you deliver to stockholders sharing the same address?

A:

To reduce the expenses of delivering duplicate proxy materials, we are taking advantage of the SEC’s “householding” rules that permit us to deliver only one set of proxy materials to stockholders who share an address, unless otherwise requested by the stockholders. If you have not enrolled in our electronic delivery program, share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials, including an annual report, at no cost to you by writing to Brad W. Buss, Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134. The telephone number is (408) 934-2600. For future annual meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by writing to Investor Relations at the address given above.

IMPORTANT INFORMATION REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 22, 2009.

Copies of this proxy statement and our 2008 annual report to stockholders are also available online at http://www.cypress.com/go/annualreport. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

PROPOSAL ONE

ELECTION OF DIRECTORS

A board of seven (7) directors is to be elected at the 2009 Annual Meeting. Proxies can only be voted for the number of nominees named in this proxy statement. All directors are elected annually and serve a one-year term until the next annual meeting where they or their successors are elected. If you submit a signed proxy card that does not specify how you wish to vote, your shares will be voted for the seven (7) director nominees named below, each of whom is presently serving as one of our directors. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. We do not expect any nominee will be unable or will decline to serve as a director. There are no arrangements or understandings between any nominee and any other person pursuant to which he was selected as a director or a nominee. As of the time of filing of this proxy statement, there were no director candidates recommended by stockholders or stockholder groups beneficially owning 5% of voting common stock for at least one (1) year.

Nominees for Election to Our Board of Directors

Name of Nominee	Age	Principal Occupation	Director Since
T.J. Rodgers	61	President and Chief Executive Officer of Cypress	1982
W. Steve Albrecht	62	Associate Dean and Andersen Alumni Professor of Accounting, Marriott School of Management, Brigham Young University	2003
Eric A. Benhamou	53	Chairman of our Board, Chairman of the Board of 3Com Corporation	1993
Lloyd Carney	47	Chief Executive Officer, Xsigo Systems	2005
James R. Long	66	Former Executive Vice President of Nortel	2000
J. Daniel McCranie	65	Chairman of the Board of ON Semiconductor and Virage Logic	2005
Evert van de Ven	59	Former Executive Vice President and Chief Technical Officer of Novellus Systems	2005

Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five (5) years. There are no family relationships among our directors and executive officers.

T.J. Rodgers is the founder of Cypress and has been a director, the president and chief executive officer since 1982. Mr. Rodgers serves as a director of Bloom Energy, Provina, SunPower and Cypress EnviroSystems. Mr. Rodgers is also a member of the Board of Trustees of Dartmouth College.

W. Steve Albrecht is the Andersen Alumni Professor of Accounting at the Marriott School of Management at Brigham Young University (“BYU”). Mr. Albrecht, a certified public accountant, certified internal auditor, and certified fraud examiner, joined BYU in 1977 after teaching at Stanford University and the University of Illinois. Prior to becoming a professor, he worked as an accountant for Deloitte & Touche. Mr. Albrecht is the past president of the American Accounting Association and the Association of Certified Fraud Examiners. He also serves on the board of directors of SunPower Corporation. Effective July 2009, he will be resigning from the board of directors of Red Hat and SkyWest Airlines, on which he currently serves. He is currently a trustee of the Financial Accounting Foundation that provides oversight to the Financial Accounting Standards Board (“FASB”) and the Governmental Accounting Standards Board (“GASB”).

Eric A. Benhamou is the chairman of our Board of Directors and the chairman of the board of directors of 3Com Corporation. He served as chief executive officer of Palm, Inc. from October 2001 until October 2003 and chairman until October 2007, and was chief executive officer of 3Com from 1990 until the end of 2000. Mr. Benhamou co-founded Bridge Communications, an early networking pioneer, and was vice president of engineering until its merger with 3Com in 1987. He is also a member of the board of directors of RealNetworks, Inc., Silicon Valley Bank, and Voltaire, Inc. He serves on the executive committee of TechNet and is vice chairman of the board of governors of Ben Gurion University of the Negev. He is the chief executive officer of Benhamou Global Ventures, an investment firm he established.

Lloyd Carney is the chief executive officer and member of the board of directors of Xsigo Systems, a venture funded IO Virtualization Platform. Prior to joining Xsigo, he was the general manager of IBM’s NetCool Division. Prior to his employment at IBM, he was the chairman and chief executive officer of Micromuse, before it was acquired by IBM in 2006.

Prior to Micromuse, Mr. Carney was the chief operations officer and executive vice president at Juniper Networks where he oversaw the engineering, product management and manufacturing divisions. Prior to joining Juniper Networks, Mr. Carney was the president of the Core IP Division, the Wireless Internet Division and the Enterprise Data Division at Nortel Networks.

James R. Long has been an independent business consultant since 1999. He retired in 1999 as executive vice president of Nortel Networks Corporation and president of Nortel Enterprise Solutions. Between 1991 and 1999, Mr. Long was the president of various business units at Nortel Networks, including Asia Pacific, Nortel World Trade, and the Enterprise Solutions group. Prior to joining Nortel, Mr. Long held a variety of senior executive positions with IBM Corporation and Rolm Company, an IBM and Siemens joint venture. He currently serves on the board of directors of 3Com Corporation and the Polynesian Cultural Center.

J. Daniel McCranie currently serves as chairman of the board of directors of ON Semiconductor and Virage Logic. He is also a member of the board of directors of Actel Corporation. Mr. McCranie served as Cypress’s executive vice president of sales and marketing from 1993-2001. Prior to his initial tenure with Cypress, Mr. McCranie was the chairman of the board, president and chief executive officer of SEEQ Technology, and held positions of increasing responsibility in management, engineering, and sales and marketing at Harris Corporation, Advanced Micro Devices, American Microsystems and Philips Corporation.

Evert van de Ven has more than thirty (30) years of experience in the semiconductor industry, including engineering and advisory positions at Philips Semiconductor, Matsushita Electronics Corporation and Applied Materials. Mr. van de Ven retired as executive vice president and chief technology officer of Novellus Systems in 1995. Mr. van de Ven previously served on the board of directors at Matrix Integrated Systems.

Required Vote

The seven (7) nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote shall be elected as directors to serve until our next annual meeting, where they or their successors will be elected. Votes withheld from this proposal are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect under Delaware law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES PROPOSED ABOVE.

PROPOSAL TWO

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2010, subject to ratification by our stockholders.

PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1982. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or other applicable legal requirements. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice.

If the stockholders fail to ratify the selection of our independent registered public accounting firm, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of Cypress and its stockholders.

All fees billed to Cypress by PricewaterhouseCoopers LLP for fiscal years 2008 and 2007 were pre-approved by the Audit Committee and were as follows:

Services	2008	2007
Audit Fees	$2,229,000	$2,597,000
Audit-Related Fees	$392,000	$234,000
Tax Fees	$2,136,000	$1,592,000
Total	$4,757,000	$4,423,000

Audit Fees: Includes fees associated with the annual audit of financial statements and internal control over financial reporting in compliance with regulatory requirements under the Sarbanes-Oxley Act, review of our quarterly reports on Form 10-Q, annual report on Form 10-K and periodic reports on Form 8-K, consents issued in connection with our Form S-8 filings, audit work related to the discontinued operation of SunPower Corporation for the period during the year that we consolidated their operations, assistance and review with other documents we filed with the SEC, and statutory audits required internationally.

Audit-Related Fees: Audit-related services principally include employee benefit plan audits, internal control consulting, SunPower spin off and accounting consultations not associated with the audit.

Tax Fees: Includes fees for tax compliance (tax return preparation assistance and expatriate tax services), general tax planning, tax-related services on acquisition, tax matters related to the Spin-Off of SunPower Corporation, and international tax consulting.

All Other Fees: Cypress was not billed any other fees by PricewaterhouseCoopers LLP.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy that requires advance approval of all audit services, audit-related services, tax, and other services performed by the Company’s independent registered public accounting firm. With the exception of certain de-minimus amounts, unless the specific service has been previously pre-approved with respect to that fiscal year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform such services for Cypress.

Required Vote

The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2010.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL THREE

APPROVAL OF A 1994 STOCK PLAN AMENDMENT TO

PROVIDE STOCK OPTION EXCHANGE FLEXIBILITY

What is this proposal?

This is a proposal to approve an amendment to our 1994 Stock Plan that would permit the Compensation Committee of our Board of Directors (the “Compensation Committee”) to authorize an exchange of certain stock options (the stock options eligible for an exchange under the 1994 Plan, as set forth in this proposal, are referred to here as “eligible awards”) for a lesser number of stock options, restricted stock units (RSUs) or other equity awards to be granted under our 1994 Stock Plan (the awards to be granted in exchange for the eligible awards are referred to here as “replacement awards”) that will not exceed the fair value of the eligible award (the “exchange provision”).

This proposal does not seek additional shares for our stock plan or to extend the terms of our 1994 Stock Plan. Also, our 1999 Stock Plan expired in March 2009.

If approved by our stockholders, all exchanges would be subject to the following terms and conditions:

•

Exchange Offer Discretion: Stockholders would grant to our Compensation Committee the limited discretion to offer an exchange on an individual basis or to a category of equity awards on a limited number of shares per year.

•	Officers and Directors Not Eligible: Members of our Board of Directors and our named executive officers will not be allowed to participate in any exchange.

•	Awards Must be Eligible: Equity awards must be outstanding for at least 20 months to be eligible for exchange.

•	Net Shares Reduced on a Yearly Basis: The exchange ratio would result in replacement awards covering fewer shares than the eligible awards on an aggregate yearly basis.

•

Replacement Options Equal or Lesser in Value on a Yearly Basis: The replacement awards granted in any exchange will be of equal or lesser intrinsic value relative to the eligible award that is exchanged on a yearly basis.

•

Exchange Volume Limited: The replacement awards authorized each year by the Compensation Committee in any given fiscal year will not exceed 1.4% of the Company’s outstanding shares of common stock as of the end of the prior fiscal year. As of the end of our 2008 fiscal year, we had approximately 136,500,000 shares of common stock outstanding.

•	Increased Retention Value: The vesting of all replacement awards will be extended by at least six months, providing additional retention value to the Company and its stockholders.

For example, an employee holding 1,000 options with a strike price of $9.00 at a time when the market price is $6.00 could surrender his options for a new stock option or restricted stock unit (RSU) award of equal or lesser intrinsic value, however, the Company would extend the vesting by at least an additional six months from the vesting of the eligible award. Without the exchange provision proposed herein, the Company would have to consider issuing an additional stock option grant in order to maintain the retention value of the employee’s equity compensation position. Issuing additional grants would further increase the Company’s current overhang.

•

Overhang Reduced Each Year Through Exchanges. The exchange(s) would be managed to reduce the total number of employee equity awards that could contribute to future dilution (referred to as “overhang”) because in any given year, the number of surrendered awards in the exchange(s) must exceed the number of replacement awards.

For example, an employee with 1,000 options at a strike price of $9.00 at a time when the market price is $6.00 would be offered the opportunity to surrender her stock options for 300 RSUs – an equivalent economic value at the time of the exchange, but a potentially much less dilutive award to stockholders in the long run.

•

Extended Vesting: With the employee’s consent and in an effort to restore the retention value of outstanding equity awards, the vesting period of an existing option could be extended, or the rate of vesting reduced.

Why is an exchange provision important?

We believe adding an exchange provision to the 1994 Stock Plan is an important component in our strategy to align employee and stockholder interests because it will permit us to:

•

Reduce our Overhang. The primary purpose of the exchange provision is to reduce the dilution from our outstanding equity awards, or “overhang”. Not only do the underwater stock option awards have little or no retention value, they cannot be removed from our overhang until they are exercised, or are canceled due to expiration or the employee’s termination. The ability to exchange eligible stock options (that may no longer incentivize their holders to remain as our employees) with a replacement award covering fewer shares will allow us to meaningfully reduce our overhang. Keeping low incentive value stock options outstanding does not serve the interests of our stockholders and does not provide the benefits intended by our equity compensation program.

•

Recapture Value from Compensation Expense. Under applicable accounting rules, we are required to recognize the fair market value at time of grant and continue to be obligated to expense, even if the stock options are never exercised because they are underwater. By replacing stock options that have little or no retention or incentive value with replacement awards that will provide both retention and incentive value while not creating additional compensation expense (other than immaterial expense that might result from fluctuations in our stock price after the exchange ratios have been set but before the exchange actually occurs), the Company will be making efficient use of its resources.

•

Restore Employee Retention & Incentive Value. The issuance of the replacement award (if the replacement award is a restricted stock unit or similar full-value award) will provide immediate intrinsic value to our employees and, at the same time, the opportunity for even greater value if the stock price increases. Providing renewed incentives to our employees is another benefit of the exchange provision, and we believe the exchange provision will enable us to enhance long-term stockholder value by aligning the interests of our employees more fully with the interests of our stockholders.

No exchanges may take place unless our stockholders approve the exchange provision sought under this proposal. If our stockholders do not approve the exchange provision, we will not have the same ability to reduce stockholder dilution caused by our current overhang, but we will also continue to recognize compensation expense for these awards that may have little or no retention or incentive value.

Did the Company consider any alternatives to the exchange provision?

In considering how best to continue to motivate, retain and reward our employees while continuing to align the employee and stockholders interests, we evaluated several alternatives, including the following:

•

Increase Cash Compensation. To replace the intended benefits of equity incentives, in addition to incurring costs associated with equity incentives already granted, we would need to substantially increase cash compensation. These increases would substantially increase our compensation expense and reduce our cash position and cash flow from operations. In addition, these increases would not reduce our overhang.

•

Grant Additional Equity Awards. We also considered granting our employees additional stock options or restricted stock unit awards at current market prices. However, these additional grants would substantially increase our equity award overhang and the potential dilution to our stockholders, and would increase our compensation expense accordingly.

Who will be eligible to participate in an exchange under the 1994 Plan if this proposal is approved?

If approved by the stockholders, the exchange provision will allow the Compensation Committee to exercise its discretion to initiate an exchange for selected employees who hold eligible awards who are employed by us as of the start of the exchange and who remain employed by us through the date the exchange ends. The members of our Board of Directors and our named executive officers as of the start of an exchange will not be eligible to participate in any exchange initiated under the 1994 Plan. The Compensation Committee may also determine that certain other employees are not eligible to participate in a given exchange, subject to applicable laws.

How will the exchange ratios be determined?

The exchange ratios for eligible awards surrendered in exchange for replacement awards will be determined at the time the exchange is initiated and in a manner intended to result in the issuance of a replacement award that has a fair value approximately equal to, or less than, the fair value of the eligible awards they replace. The exchange provision will not allow for a one-for-one exchange. The exchange ratios will be established by grouping together eligible awards with similar exercise prices and assigning an appropriate exchange ratio to each grouping. For administrative ease, in lieu of issuing a replacement award, the Compensation Committee may decide to simply amend the eligible award to reduce the number of shares, set the new exercise price at the fair market value of the underlying shares on the grant date, and amend the vesting provisions.

What happens to the excess shares in an exchange?

Because the exchange will be approximately value-for-value or less, the employee will receive a replacement award covering fewer shares than the eligible award. For example, an underwater stock option covering 3,000 shares may be exchanged for a replacement award covering 1,000 shares. In such event, the excess 2,000 shares will not revert to the 1994 Stock Plan for re-issuance.

When will the exchange provision take effect?

If approved by our stockholders, the authority to exchange stock option awards under the circumstances described in this proposal may be used at any time at the discretion of the Compensation Committee. However, even if the stockholders approve the proposal, the Company may later determine not to implement any exchange of underwater stock options.

What is the impact of an exchange on the Company’s stockholders?

Although we are unable to predict the precise impact the ability to perform stock option exchanges could have on our stockholders because we are unable to predict whether or how often the Compensation Committee might initiate an exchange and whether eligible employees who are selected will participate and to what extent with their eligible awards, our stockholders can expect the following:

•	The Company’s current overhang will be reduced as a result of any authorized exchange;

•	Alignment of employee and stockholder interests through longer term replacement awards that will provide renewed incentive to employees; and

•

In no case would the replacement awards authorized by the Compensation Committee in any given fiscal year exceed 1.4% of the Company’s outstanding shares of common stock as of the end of the prior fiscal year.

SUMMARY OF THE AMENDMENT TO OUR 1994 STOCK PLAN

REGARDING STOCK OPTION EXCHANGE FLEXIBILITY

The following questions and answers summarize the principal reasons for and features of the stock option exchange provision the Company is proposing be added to its 1994 Stock Plan:

How will the exchange provision work?

On March 31, 2009, our Board of Directors approved an amendment to our 1994 Stock Plan that, subject to stockholder approval of this proposal, would give the Compensation Committee of our Board of Directors the authority to exchange, from time to time and under specified circumstances, eligible equity awards for a lesser number of restricted stock units, shares of restricted stock or other equity award (“replacement award”) representing the same or lesser value than the surrendered award (the “exchange provision”). The 1994 Stock Plan, as amended by our Board of Directors, is attached to this proxy statement as Exhibit A. Under this proposal, the exchange provision could be used on an individual basis or offered to a broader base of qualified employees. It is important to note, however, that even if this proposal is approved, there is no requirement, obligation or guarantee that the Compensation Committee will initiate any exchange of the Company’s stock options.

If this proposal is approved and the Compensation Committee decides it is in the Company’s best interest to initiate such an exchange, the stock options to be exchanged must meet certain criteria. For example, the award to be replaced must be at least 20 months old.

The precise terms and timing of any exchange authorized by the Compensation Committee, including the specific exchange ratio to be used for eligible awards, will be determined at the time any such exchange is initiated. Promptly following the completion of any exchange, surrendered eligible awards will be canceled and a replacement award covering a lesser number of shares that are equal to or less than the intrinsic value of the eligible awards will be granted in exchange. Excess surrendered shares will not be returned to the 1994 Stock Plan for future reissuance.

Why does the Company want to gain approval of a stock option exchange provision?

The Company wants to implement a stock option exchange provision in the 1994 Stock Plan to reduce dilution from our outstanding equity awards, or our “overhang”, and to restore the retention and incentive benefits of our equity awards. The authority to exchange low incentive value stock options for equity awards with future value will also better align the value associated with the compensation expense the Company has booked and will continue to book in the future for these awards. Our stock price, like that of many other companies in the technology industry, has fluctuated over the past few years. In addition, the spin-out of our former subsidiary, SunPower Corporation, also created additional volatility. We and other technology companies have been impacted by the downturn in the economy and declining consumer confidence, as well as other macro-economic factors. We believe the decline in the markets as reflected in the stock prices of our peer companies and in stock indices such as the Philadelphia Semiconductor Sector Index (SOXX), reflect investor concerns over the current economic crisis.

As a result of these factors, some of our employees hold options with exercise prices significantly higher than the current market price of our common stock and may in the future. These underwater awards may not be sufficiently effective to retain and motivate our employees to enhance long-term stockholder value. We believe the ability to exchange low incentive value stock options for a lesser number of restricted stock units, restricted stock or other equity awards would provide employees a meaningful incentive that is directly aligned with the interest of our stockholders and would restore the lost retention value of the equity compensation of such employees.

The exchange authority will also have the benefit of reducing the overhang represented by the outstanding employee equity awards. Further, the exchange authority will help to remedy the fact that we are obligated to recognize compensation expense for all awards, even if they are not providing their intended incentive and retention benefits, which we feel is not an efficient use of the Company’s resources. Since the exchange authority the Company is seeking is structured to replace such low incentive value stock option awards with restricted stock units or other awards of similar or lesser value, the Company should recognize no, or only immaterial, additional compensation expense. The only compensation expense we may incur would result from fluctuations in our stock price during the period that an exchange is open (that is, during the period between the time the exchange ratios are set, shortly before the exchange begins, and when the exchange actually occurs), which we expect to be immaterial. As a result, the exchange authority we are seeking in this proposal will allow the Company to realize incentive and retention benefits from the replacement awards issued, while recognizing essentially the same amount of compensation expense as we would have recognized for the eligible awards.

What are the employee eligibility requirements for an exchange?

Only employees who are not members of our Board of Directors or our named executive officers as of the start of an exchange may participate in the exchange. In addition to being employed as of the start of the exchange, an employee must continue to be employed by us through the date the restricted stock units or other replacement awards are granted in exchange for the surrendered eligible awards. Any employee holding eligible awards who elects to participate in an exchange but whose employment terminates for any reason prior to the grant of the replacement award, including due to voluntary resignation, retirement, involuntary termination, layoff, death or disability, will retain his or her eligible awards subject to their existing terms.

Do employees have to participate in an exchange?

No employee is required to participate in any exchange initiated by our Compensation Committee. Upon stockholder approval, the Compensation Committee will have the authority to initiate a exchange as it deems appropriate and within the parameters set forth in this proposal. However, even if an employee is selected to participate in an exchange, surrendering the eligible award is voluntary and can only be done with the consent of the participating employee.

Which stock option awards will be eligible for an exchange?

Eligible awards will include outstanding stock options granted at least 20 months prior to the anticipated end of an exchange initiated by the Compensation Committee.

How many replacement awards will the Company offer an individual who participates in an exchange?

The exchange ratios to be used will be established shortly before the exchange is initiated. The exchange ratios will be established by grouping together eligible awards with similar exercise prices and will result in a replacement award that is equal to or less than the fair value of the eligible award. This will eliminate any additional compensation cost that we must recognize on the restricted stock units, other than immaterial compensation expense that might result from fluctuations in our stock price after the exchange ratios have been set but before the exchange actually occurs.

The total number of replacement awards a participating employee will receive with respect to a surrendered eligible award will be determined by converting the number of shares underlying the surrendered eligible award according to the applicable exchange ratio and rounding down to the nearest whole share. The exchange ratios will be applied on a grant-by-grant basis.

How will the replacement awards granted in connection with the exchange vest?

The replacement awards issued in an exchange will vest on the basis of the participant’s continued employment with us. The vesting schedule of the replacement awards will be determined on a grant-by-grant basis, based on the vesting schedule of the eligible awards that the replacement awards replace. None of the replacement awards will be vested on the date of grant. The replacement award will be scheduled to generally vest in equal installments over the remaining vesting schedule of the exchanged award (rounded up to the next full year). At least six months of vesting will be added to each replacement award. No replacement awards will be scheduled to vest earlier than one year from their date of grant, and no replacement awards will be scheduled to vest earlier than the vesting dates of the exchanged awards plus at least six months. The annual vesting date will be the anniversary of the grant date of the replacement awards.

For example, suppose a surrendered stock option was scheduled to fully vest on May 27, 2010, and suppose the exchange occurs on January 15, 2010. In order to determine the vesting schedule for the replacement award, six months are added on to the surrendered stock option’s vesting schedule. This is then rounded up to the nearest full year. In this case, that is one year. None of the replacement award will be vested on the grant date. One hundred percent of the replacement award will vest on the first anniversary of the grant date, subject to the participant remaining employed with us.

If the replacement award is a stock option, what will its maximum term be?

If the replacement award is a stock option, it will not have a longer maximum term than the eligible award it replaces. For example, if the eligible award had a maximum eight year term, and it is replaced three years after the original grant date, the replacement award may not have a term greater than five years. Again, for administrative ease, an option for option exchange may be effected by an amendment rather than an actual exchange.

How will the replacement awards be treated from an accounting perspective?

As of the beginning of our 2006 fiscal year, we adopted the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised), or SFAS 123(R), on accounting for share-based payments. Under SFAS 123(R), we will recognize incremental compensation expense, if any, resulting from the replacement awards granted in an exchange. The incremental compensation cost will be measured as the excess, if any, of the fair value of each replacement award granted to employees in exchange for surrendered eligible awards, measured as of the date the replacement awards are granted, over the fair value of the eligible awards surrendered in exchange for the replacement awards, measured immediately prior to the exchange.

As noted above, the manner in which the exchange ratios for an exchange will be set is intended to result in the issuance of replacement awards that have a fair value approximately equal to or less than the fair value of the exchanged eligible awards they replace. As a result, this will eliminate any incremental compensation cost that we must recognize for accounting purposes on the replacement awards, other than immaterial compensation expense that might result from fluctuations in our stock price after the exchange ratios have been set but before the exchange actually occurs. We currently recognize and will continue to recognize compensation expense relating to the eligible awards over their vesting period, even though they are underwater and do not fully provide the intended incentive and retention benefits to our employees.

Any incremental compensation expense resulting from fluctuations in our stock price while an exchange is taking place that are related to the replacement awards will be recognized ratably over the vesting period of the replacement awards. In the event that any of the replacement awards are forfeited prior to their vesting due to termination of employment, the compensation expense for the forfeited replacement awards will not be recognized.

How many eligible awards will be exchanged and how many replacement awards will be granted in the exchange?

Even if the Compensation Committee exercises its authority to initiate an exchange of eligible stock options, because the decision to participate in any exchange is completely voluntary, we are not able to predict how many employees will elect to participate, how many eligible awards will be surrendered for exchange, and therefore how many replacement awards may be issued. While we cannot predict how many employees will participate in any exchange authorized by the Compensation Committee, in no event will the replacement awards authorized by the Compensation Committee in any given year exceed 1.4% of the Company’s outstanding shares of common stock as of the end of the prior fiscal year. Also as indicated above, the members of our Board of Directors and our named executive officers are not eligible to participate in any exchange initiated by the Company.

What are the U.S. tax consequences to employees if they participate in an exchange?

The law and regulations themselves are subject to change, and the Internal Revenue Service is not precluded from adopting a contrary position. The exchange of eligible awards for restricted stock units or another replacement award should be treated as a non-taxable exchange, and neither we, nor any of our employees should recognize any income for U.S. federal income tax purposes upon the surrender of eligible awards and the grant of replacement awards. Taxation upon vesting or exercise of the replacement award should be identical to the taxation for such an award granted outside of an exchange.

The preceding is a summary of the anticipated material U.S. federal income tax consequences of participating in an exchange of stock options. A more detailed summary of the applicable tax considerations to participants will be provided in the event the Compensation Committee decides to exercise its authority to initiate an exchange.

Will the terms of an exchange be exactly as described in this proposal?

While the terms of any exchange initiated by the Compensation Committee pursuant to 1994 Stock Plan, as amended, are expected to be materially similar to the terms described in this proposal, the Compensation Committee may find it necessary or appropriate to change the terms of an exchange to take into account administrative needs, local law requirements, accounting rules, Company policy decisions and the like. For instance, although the Compensation Committee will not in any circumstances permit the members of our Board of Directors or our named executive officers to participate in an exchange authorized under this Stock Plan amendment or allow stock options granted less than 20 months prior to the anticipated end of the exchange to participate, the Compensation Committee may decide that it is appropriate to exclude additional employees or exclude options granted below a higher price-point or that were granted as of an earlier date than would otherwise be required by this proposal.

Additionally, we may decide not to implement any exchange even if stockholder approval of the amended 1994 Stock Plan is obtained or may amend or terminate an exchange once it is in progress.

What vote is required to approve this proposal?

To approve this proposal, a majority of the shares represented and voting at the Annual Meeting and a majority of the quorum required to transact business at the Annual Meeting must vote “FOR” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL

OF THE PROPOSED AMENDMENT TO OUR 1994 STOCK PLAN TO ALLOW FOR THE STOCK OPTION

EXCHANGE PROVISION DESCRIBED ABOVE.

CORPORATE GOVERNANCE

We continue to review our corporate governance policies and practices to ensure that they comply with the requirements or suggestions of various authorities in corporate governance and the best practices of other public companies. On June 4, 2008, we submitted our 303A Annual CEO Certification to the NYSE. Our policies and practices reflect corporate governance initiatives that are in compliance with the listing requirements of the New York Stock Exchange (“NYSE”), the corporate governance requirements of the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission (“SEC”), and include the following:

•

Our Board of Directors (“Board”) has adopted Corporate Governance Guidelines, with an objective to describe certain processes and procedures intended to provide reasonable assurance that directors, to whom our stockholders entrust the direction and success of the Company, make decisions in the best interest of the Company and its stockholders;

•	Six of the seven directors standing for re-election at the Annual Meeting are independent of the Company and its management;

•	The independent directors meet regularly without management present;

•	All members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent directors;

•	The charters of the Board committees clearly establish their respective roles and responsibilities;

•

We have a Code of Business Conduct and Ethics that applies to all of our officers, directors, and employees, and covers topics such as financial reporting, conflict of interest, insider trading, compliance with laws, rules and regulations, and other Company policies; and

•

We have a hotline available to all employees, and our audit committee has procedures in place for the anonymous submission of any employee complaint, including those relating to accounting, internal controls, or auditing matters.

The Corporate Governance Guidelines document is posted on our web site at http://media.corporate-ir.net/media_files/nys/cy/governance/CORPORATE_GOVERNANCE_GUIDELINES.pdf. The Code of Business Conduct and Ethics is posted on our web site at http://media.corporate-ir.net/media_files/nys/cy/governance/conduct.pdf.

BOARD STRUCTURE AND COMPENSATION

Determination of Independence

In order to make a determination of independence of a director as required by our Corporate Governance Guidelines and the rules of the NYSE and the SEC, the Board determines whether a director or a director nominee has a material relationship with Cypress (either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with Cypress). Each director or director nominee completed a questionnaire, with questions tailored to the rules of the NYSE, as well as the SEC requirements for independence. On the basis of the questionnaires completed and returned by each director, the Board determined that each of Messrs. Albrecht, Benhamou, Carney, Long, McCranie, and van de Ven is independent as determined under our Corporate Governance Guidelines, the rules of the NYSE and the SEC. The Board determined that Mr. T.J. Rodgers, our president and chief executive officer, has a material relationship with Cypress by virtue of his employment and position at Cypress and, therefore, is not independent. Apart from Mr. Rodgers, no other director has a relationship with Cypress other than through his membership on the Board and its committees.

Consideration of Director Nominees

The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies are expected due to retirement or otherwise. The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for directorships, including requests to Board members and others for recommendations.

Stockholders may recommend, with timely notice, individuals for the Nominating and Corporate Governance Committee to consider as potential director candidates by submitting their names and background to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134. The Nominating and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background materials are provided on a timely basis (see “How and when may I submit proposals for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors for Cypress?”) on page 4 hereof.

The qualifications of recommended director candidates will be reviewed by the Nominating and Corporate Governance Committee in accordance with the criteria set forth in our Corporate Governance Guidelines and SEC and NYSE rules. These criteria include the candidate’s skills, attributes, integrity, experience, commitment, diligence, conflicts of interest and the ability to act in the interest of all stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Cypress believes that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities.

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate nominees includes meeting from time to time to evaluate biographical information and background material relating to potential candidates and if appropriate, conducting interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board.

Assuming that appropriate biographical and background material are provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate nominees by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.

The Board makes the final determination whether or not a stockholder-recommended candidate will be included as a director nominee for election in accordance with the criteria set forth in our Corporate Governance Guidelines. If the Board decides to nominate a stockholder-recommended candidate and recommends his or her election as a director by the stockholders, the name of the nominee will be included in Cypress’s proxy statement and proxy card for the stockholders meeting at which his or her election is recommended.

Communications from Stockholders and Other Interested Parties

The Board will give appropriate attention to written communication on valid issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the chairman of our Board, with the assistance of the corporate secretary and internal legal counsel, will (1) be primarily responsible for monitoring communications from stockholders and other interested parties, and (2) provide copies or summaries of such communications to the other directors as the chairman considers appropriate. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the chairman of our Board considers to be important for the directors to know.

Stockholders and other interested parties who wish to send communications on any topic to the Board may do so by sending an email to CYBOD@cypress.com or by addressing such communication to the Chairman of the Board of Directors, c/o Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California, 95134.

BOARD STRUCTURE AND COMMITTEES

Eric A. Benhamou serves as Chairman of our Board of Directors. In 2008, our Board held a total of seventeen (17) meetings, of which four (4) were regularly scheduled meetings, seven (7) were telephonic meetings of the full Board, and six (6) were meetings held by the special committees set up by the Board to handle special tasks during fiscal year 2008. Every director attended at least 75% of the number of Board meetings that they were required to attend, and at least 75% of the meetings of the committees of the Board on which the director served. Our “non-management” (who are all independent) directors met four (4) times in executive sessions during regularly scheduled Board meetings in the 2008 fiscal year. Mr. Benhamou presided over all executive sessions of our directors, as defined under the rules of the NYSE. Directors are expected, but not required to attend annual meetings of stockholders. All of our directors attended the 2008 Annual Meeting of stockholders.

Interested parties are able to make their concerns known to the non-management independent directors by electronic mail to CYBOD@cypress.com, or in writing addressed to the Chairman of the Board of Directors, c/o Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134.

The Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and an Operations Committee. The membership and functions of each committee in 2008 are described in the table below:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Operations Committee
W. Steve Albrecht	Chairman		Member
Eric A. Benhamou	Member	Chairman
Lloyd Carney	Member	Member
James R. Long		Member	Chairman
J. Daniel McCranie	Member			Member
Evert van de Ven			Member	Member
T.J. Rodgers

The Audit Committee

The Audit Committee assists the Board in fulfilling its responsibilities with respect to its oversight of:

•	Cypress’s accounting and financial reporting processes and the audit of Cypress’s financial statements;

•	the integrity of Cypress’s financial statements;

•	Cypress’s internal controls and the audit of management’s assessment of the effectiveness of internal control over financial reporting;

•	Cypress’s compliance with legal and regulatory requirements, including the implementation of the whistleblower policy;

•	the independent registered public accounting firm’s appointment, qualifications and independence; and

•	the performance of Cypress’s internal audit function.

The Audit Committee operates under a written charter adopted by our Board of Directors, and was established in accordance with Exchange Act Section 3(a)(58)(A). The charter of the Audit Committee is available on our web site at http://phx.corporate-ir.net/phoenix.zhtml?c=118770&p=irol-govCommittee&Committee=489.

The Board has determined that all the members of the Audit Committee are independent as independence is defined in NYSE Rule 303A.02.

The Audit Committee consists of Messrs. Albrecht, Benhamou, Carney, and McCranie, and met eight (8) times in fiscal year 2008. The Board determined that each member of the Audit Committee is financially literate and has accounting and/or related financial management expertise required under the rules of the NYSE.

Our Audit Committee charter limits to three (3) the number of audit committees on which a Cypress Audit Committee member may serve without the review and approval of our Board. Mr. Albrecht currently serves on the audit committees of four (4) public companies, including Cypress. Our Board has discussed with Mr. Albrecht his audit committee membership and evaluated the existing demands on his time. Based on these discussions, our Board concluded that such simultaneous service does not impair Mr. Albrecht’s ability to continue to effectively serve on our Audit Committee. Our Board designated Mr. Albrecht as the “audit committee financial expert” in accordance with the requirements of the SEC and the NYSE.

The responsibilities of our Audit Committee and its activities during fiscal year 2008 are described in the Report of the Audit Committee on pages 22 & 23 of this proxy statement.

In discharging its duties, the Audit Committee:

•	reviews and approves the scope of the annual audit and the independent public accountants’ fees;

•	assists the Board in the oversight of the Company’s compliance with legal and regulatory requirements;

•	meets independently with our independent registered public accounting firm, internal auditors, and our senior management;

•

oversees and reviews the general scope of our accounting, financial reporting, annual audit and matters relating to internal control systems, as well as the results of the annual audit and review of interim financial statements, auditor performance, qualifications and independence issues, and the adequacy of the Audit Committee charter;

•	prepares an Audit Committee report as required by the SEC to be included in the Company’s annual proxy statement;

•	pre-approves all significant non-audit services provided by the independent registered public accounting firm;

•	oversees the implementation of the whistleblower policy; and

•	reviews SEC filings, earnings releases and other forms of significant investor communications.

The Compensation Committee

The Compensation Committee consists of Messrs. Benhamou, Carney, and Long. The Board has determined that the members of the Compensation Committee are independent as defined under the rules of the NYSE. The Compensation Committee assists the Board with discharging its duties with respect to the formulation, implementation, review and modification of the compensation of our directors, officers and senior executives, and the preparation of the annual report on executive compensation for inclusion in our proxy statement.

The Compensation Committee, through delegation by the Board of Directors, has overall responsibility for the following:

•	establishing the specific performance objectives for our chief executive officer and subsequently evaluating his compensation based on achievement of those objectives;

•	approval of performance objectives for our executive officers;

•	formulating, implementing, reviewing, and modifying the compensation of the Company’s directors and executive officers;

•	recommending to the Board for approval the Company’s compensation plans, policies and programs;

•	reviewing and approving the Company’s Compensation Discussion and Analysis (“CD&A”) for inclusion in the proxy statement;

•	reviewing and approving the annual merit and stock budgets for focal salary increases and equity awards for all eligible employees; and

•	reviewing the annual benefit changes made by the Company with respect to its employees.

In discharging its duties, the Compensation Committee has retained the services of various compensation consultants in order to have independent, expert perspectives on matters related to executive compensation, Company and executive performance, equity plans and other issues. The Compensation Committee has the sole authority to determine the scope of services for these consultants and may terminate the consultants’ services at any time. The fees of these consultants are paid by the Company.

No officer of the Company was present during discussions or deliberations regarding that officer’s own compensation. Additionally, the Compensation Committee sometimes meets in executive session with its independent consultant to discuss various matters and formulate certain final decisions, including those regarding the performance and compensation of the chief executive officer.

The Compensation Committee held six meetings (6) meetings during our 2008 fiscal year. The Report of the Compensation Committee is contained in this proxy statement. The charter for our Compensation Committee is posted on our web site at http://phx.corporate-ir.net/phoenix.zhtml?c=118770&p=irol-govCommittee&Committee=490.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Messrs. Long, Albrecht and van de Ven. The Board has determined that the members of the Committee are independent as defined under the rules of the NYSE. The purpose of the Nominating and Corporate Governance Committee is to:

•	identify and evaluate individuals qualified to become Board members;

•

recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders, including any nomination of qualified individuals properly submitted by stockholders of the Company;

•	develop, maintain and recommend to the Board a set of corporate governance principles;

•	oversee the annual self-evaluation process of the Board and other Board committees; and

•	ensure that stockholder proposals, when approved, are implemented as approved.

The Nominating and Corporate Governance Committee is authorized to retain advisers and consultants and to compensate them for their services. The Nominating and Corporate Governance Committee did not retain any such advisers or consultants during fiscal year 2008.

The Nominating and Corporate Governance Committee held three (3) meetings during fiscal year 2008. The charter for our Nominating and Corporate Governance Committee is posted on our web site at http://phx.corporate-ir.net/phoenix.zhtml?c=118770&p=irol-govCommittee&Committee=491.

The Operations Committee

The Operations Committee consists of Messrs. McCranie and van de Ven. The purpose of the Operations Committee is to:

•	review strategic proposals and provide advice and counsel to Cypress regarding business operations; and

•	present to the Board an independent assessment of Cypress’s business operations and practices.

To discharge their responsibilities, members of the Operations Committee attend various quarterly operations reviews and provide advice and counsel to the Company’s management. As part of their committee responsibilities, Messrs. van de Ven and McCranie serve as advisors to our Manufacturing Advisory Board (“MAB”) and our Sales & Marketing Board (“S&MB”). The charter of the Operations Committee is posted on our web site at http://phx.corporate-ir.net/phoenix.zhtml?c=118770&p=irol-govCommittee&Committee=6028.

Printed copies of the Corporate Governance Guidelines document, the Code of Business Conduct and Ethics, and the charters of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Operations Committee are also available to any stockholder upon written request to:

Brad W. Buss

Corporate Secretary

Cypress Semiconductor Corporation

198 Champion Court

San Jose, California 95134

COMPENSATION OF DIRECTORS

We pay an annual retainer fee of $45,000 to each non-management member of our Board. We also pay an additional $2,500 to the chairman of our Audit Committee quarterly, and a quarterly payment of $1,250 to other members of the Audit Committee. Each of the chairmen of the Compensation Committee and the Nominating and Corporate Governance Committee is paid an additional $1,875 quarterly. We have not increased any cash director fees since 2006. No additional payment is made to other members of the Compensation Committee or the Nominating and Corporate Governance Committee. The members of our Operations Committee are paid $2,500 for each operations meeting they attend. In addition to the compensation described above, we pay the travel and other meeting-related expenses of each of our non-management directors.

In addition to the cash remuneration set forth above, commencing March 23, 2009, the 1994 Stock Plan, as amended, provides for the automatic grant of non-statutory options to our non-management directors on the date of acceptance or their appointment to the Board, and stock awards to our incumbent directors. Upon their initial appointment to the Board, each non-management director is granted an option to purchase 329,617(1) shares of common stock (“Initial Grant”). The Initial Grant vests monthly over a period of three (3) years from the date of grant. The exercise price of the Initial Grant is the fair market value of our common stock on the date of grant, which is the date on which such individual first becomes a non-employee director.

Incumbent non-management directors who are re-elected at the Company’s next annual meeting automatically receive an additional 41,202(2) restricted stock units as detailed in our 1994 Stock Plan (“Annual Grant”). The Annual Grant vests fully on the date immediately prior to the Company’s regularly scheduled annual stockholders meeting. If the re-elected incumbent director was appointed to the Board after the last annual stockholders meeting, then the Annual Grant is pro-rated based on the number of months from the date of his Initial Grant to the date of his re-election. No other equity grants are normally awarded to members of our Board. The Compensation Committee is in the process of reviewing peer data fro the Initial Grant and Annual Grant and may consider changes which could include a fixed dollar value of equity awards versus the current fixed number of equity awards.

Non-Employee Stock Ownership Guidelines

The Board has established Non-Employee Director Ownership Guidelines pursuant to which, non-employee directors are required to own shares of common stock of the Company having a value (at the time of purchase or as otherwise described in the guidelines) equal to approximately three times the annual cash retainer. Incumbent directors are expected to meet the ownership requirements within three years of establishment of the ownership requirements and new directors are required to meet the guidelines within three years of their appointment.

(1)

The number of stock options issued is adjusted to reflect the change in market value of the Company’s common stock following the distribution to the Company stockholders of SunPower Corporation Class B common stock owned by the Company which occurred on September 29, 2008. Prior to the adjustment, each new director was granted options to purchase 80,000 shares of common stock. In connection with the adjustments made pursuant to the Spin-Off of SunPower Corporation, the number was multiplied by the spin ratio of 4.12022.

(2)

The number of shares of restricted stock units issued as adjusted to reflect the change in market value of Company’s common stock following the distribution to the Company stockholders of SunPower Corporation Class B common stock owned by the Company which occurred on September 29, 2008. Prior to the Spin-Off of SunPower Corporation, each incumbent director was granted 10,000 restricted stock units. In connection with the adjustments made pursuant to the Spin-Off of SunPower Corporation, the number was multiplied by the spin ratio of 4.12022.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of Cypress’s Board of Directors serves as the representative of the Board of Directors with respect to its oversight of:

•	Cypress’s accounting and financial reporting processes and the audit of Cypress’s financial statements;

•	the integrity of Cypress’s financial statements;

•	Cypress’s internal controls and the audit of management’s assessment of the effectiveness of internal control over financial reporting;

•	Cypress’s compliance with legal and regulatory requirements;

•	the independent registered public accounting firm’s appointment, qualifications and independence; and

•	the performance of Cypress’s internal audit function.

The Audit Committee also reviews the performance of Cypress’s independent registered public accounting firm, PricewaterhouseCoopers LLP, in the annual audit of financial statements and internal control over financial reporting and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.

The Audit Committee provides the Board such information and materials as it may deem necessary to make the Board aware of financial matters requiring the attention of the Board. The Audit Committee reviews the Company’s financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm and our internal auditors to discuss our internal accounting control policies and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report on Form 10-K for our fiscal year ended December 28, 2008, with management including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the Audit Committee reviewed the results of management’s assessment of the effectiveness of Cypress’s internal control over financial reporting as of December 28, 2008. The Audit Committee reports on these meetings to our Board of Directors.

The charter of the Audit Committee is available at our web site at:

http://phx.corporate-ir.net/phoenix.zhtml?c=118770&p=irol-govCommittee&Committee=489

Cypress’s management has primary responsibility for preparing Cypress’s financial statements and for its financial reporting process. In addition, management is responsible for establishing and maintaining adequate internal control over financial reporting. Cypress’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of Cypress’s financial statements to generally accepted accounting principles and on the effectiveness of Cypress’s internal control over financial reporting.

The Audit Committee hereby reports as follows:

(1) The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2008 with Cypress’s management.

(2) The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent registered public accounting firm for Cypress, the matters required to be discussed by the Statement on Audit Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

(3) The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP for Cypress required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with PricewaterhouseCoopers LLP its independence.

Based on the review and discussion referred to in items (1) through (3) above, the Audit Committee recommended to Cypress’s Board of Directors and the Board approved, that the Company’s audited financial statements be included in Cypress’s Annual Report on Form 10-K for the fiscal year ended December 28, 2008, for filing with the SEC. The Audit Committee also recommended the reappointment of PricewaterhouseCoopers LLP as Cypress’s independent registered public accounting firm for fiscal year 2009.

Each member of the Audit Committee is independent as defined under the listing standards of the NYSE.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

W. Steve Albrecht, Chairman
Eric A. Benhamou
Lloyd Carney
J. Daniel McCranie

MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our common stock as of the Record Date (except as described below) by:

•	each of our directors;

•

our chief executive officer, our chief financial officer and each of the three other most highly compensated individuals who served as our executive officers at fiscal year-end (the “Named Executive Officers”);

•	all individuals who served as directors or executive officers at fiscal year-end as a group; and

•	each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act of 1934, as amended) who is known by us to own beneficially more than 5% of our common stock.

Directors, Officers and 5% Stockholders	Shares Beneficially Owned
		Percent(1)
Directors
T.J. Rodgers(2)	16,268,976	11.6
W. Steve Albrecht (3)	243,998	*
Eric A. Benhamou(4)	447,789	*
Lloyd Carney(5)	100,729	*
James R. Long(6)	156,437	*
J. Daniel McCranie (7)	119,020	*
Evert van de Ven(8)	319,021	*
		*
Named Executive Officers		*
Brad W. Buss(9)	1,010,030	*
Ahmad R. Chatila(10)	198,187	*
Paul D. Keswick(11)	1,502,843	1.1
Christopher A. Seams (12)	2,278,761	1.6
All directors and executive officers at fiscal year-end as a group (12)(13)	20,593,670	14.7

5% Stockholders

FMR LLC (14) Edward C Johnson 82 Devonshire Street Boston, Massachusetts 02109	22,735,513	15.7
Janus Capital Management LLC(15) 151 Detroit Street Denver, Colorado 80206	21,555,784	14.9
T.J. Rodgers(16) 198 Champion Court San Jose, California 95134	17,362,383	12
Kensico Capital Management Corporation(17) Michael Lowenstein Thomas J. Coleman 55 Railroad Avenue 2nd Floor Greenwich Connecticut 06830	7,269,300	6.3

*	Less than 1%. See footnotes on the next page.

(1)

The total number of shares outstanding as of the Record Date was 140,486,784. The percentage of ownership for each of our named executive officer and director is based on the number of shares outstanding as of the Record Date; the percentage for all directors and executive officers (as a group) is based on the number of shares outstanding as of 2008 fiscal year end; and the percentage reflected for entities with 5% ownership is based on the applicable form 13G or 13D filed with the SEC.

(2)

Includes 4,861,093 shares of common stock held directly by Mr. Rodgers and options to purchase 9,339,518 shares of common stock, which are exercisable within 60 days of the Record Date. Also includes 38,500 shares of common stock jointly held, 47,010 shares of common stock held indirectly; and options to purchase 5,150 shares of common stock held indirectly by Mr. Rodgers. Also includes 1,977,705 unvested restricted stock issued to Mr. Rodgers in exchange for the performance-based restricted stock units which he tendered in connection with the Company’s RSU Exchange Offer in 2008 in connection with the Spin-Off of SunPower Corporation. The 1,977,705 shares of restricted stock will vest over the next three fiscal years subject to performance. The shares of restricted stock received by Mr. Rodgers are subject to the same performance vesting conditions as the tendered restricted stock units, adjusted to reflect the effect of the SunPower Spin-Off.

(3)

Represents 10,300 shares of common stock held directly by Mr. Albrecht, beneficial ownership of 16,480 restricted stock units that will vest within 60 days of the Record Date and options to purchase 217,218 shares of common stock, which are exercisable within 60 days of the Record Date.

(4)

Represents 2,000 shares of common stock held directly by Mr. Benhamou, beneficial ownership of 16,480 restricted stock units that will vest within 60 days of the Record Date, and options to purchase 429,309 shares of common stock, which are exercisable within 60 days of the Record Date.

(5)

Represents 12,000 shares of common stock held directly by Mr. Carney, beneficial ownership of 16,480 restricted stock units that will vest within 60 days of the Record Date, and options to purchase 72,249 shares of common stock by Mr. Carney, which are exercisable within 60 days of the Record Date.

(6)

Represents 26,300 shares of common stock held directly by Mr. Long, beneficial ownership of 16,480 restricted stock units that will vest within 60 days of the Record Date, and options to purchase 113,657 shares of common stock, which are exercisable within 60 days of the Record Date.

(7)

Represents 3,239 shares of common stock held directly by Mr. McCranie, beneficial ownership of 16,480 restricted stock units that will vest within 60 days of the Record Date, and options to purchase 99,301 shares of common stock, which are exercisable within 60 days of the Record Date.

(8)

Represents 7,000 shares of common stock held directly by Mr. van de Ven, beneficial ownership of 16,480 restricted stock units that will vest within 60 days of the Record Date, and options to purchase 295,541 shares of common stock, which are exercisable within 60 days of the Record Date.

(9)	Represents 278,281 shares of common stock held directly by Mr. Buss, and options to purchase 731,749 shares of common stock, which are exercisable within 60 days of the Record Date.
(10)	Represents 45,846 shares of common stock and 152,341 options to purchase common stock held directly by Mr. Chatila at fiscal year ended 2008. Mr. Chatila resigned from the Company in February 2009.
(11)	Represents 353,303 shares of common stock directly held by Mr. Keswick, and options to purchase 1,149,540 shares of common stock, which are exercisable within 60 days of the Record Date.
(12)	Includes 188,786 shares of common stock held directly by Mr. Seams. Also includes options to purchase 2,089,975 shares of common stock, which are exercisable within 60 days of the Record Date.
(13)

Includes 7,308,196 shares of common stock held directly or indirectly by our directors, executive officers, and their family members. Also includes options to purchase 13,128,133 shares of common stock exercisable as of December 28, 2008, by our directors, executive officers, and their family members.

(14)

The ownership information set forth in the table is based on information contained in a statement on Schedule 13G/A filed on February 17, 2009, with the SEC by FMR LLC and Edward C. Johnson. FMR LLC and Edward C. Johnson have the sole power to vote or direct the vote of 1,600 shares and sole dispositive power with respect to 22,735,513 shares or common stock.

(15)

The ownership information set forth in the table is based on information contained in a statement on Schedule 13G filed on February 17, 2009, with the SEC by Janus Capital Management LLC. Janus Capital Management LLC has shared voting and dispositive power with respect to 100 shares, sole voting and dispositive power with respect to 21,555,784 shares.

(16)	The ownership information set forth in the table is based on information contained in a statement on Schedule

13D/A filed on December 2, 2008, with the SEC by Mr. Rodgers. Mr. Rodgers has shared voting and shared dispositive power with respect to 86,760 shares, sole voting and sole dispositive power with respect to 17,275,623 shares.

(17)

The ownership information set forth in the table is based on information contained in a statement on Schedule 13G filed on February 17, 2009, with the SEC by Kensico Capital Management Corporation, Michael Lowenstein, and Thomas J. Coleman have shared voting and shared dispositive with respect to 7,269,300 shares.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the principles underlying our policies and decisions concerning the compensation of our executive officers. In this section, we describe the manner and context in which compensation is awarded to and earned by our executive officers and provide perspective on the tables and narratives that follow. In this Compensation Discussion and Analysis section, the terms “we,” “our,” and “us” refer to management, the Company and sometimes, as applicable, the Compensation Committee (“Committee”) of the Company’s Board of Directors (the “Board”).

Description of Key Terms Used in this Section

Critical Success Factors (“CSF”): CSFs are measurable quarterly and annual goals that are recommended by our named executive officers and approved by our chief executive officer in advance of each review period. Our chief executive officer’s CSFs are submitted to, reviewed and approved by the Board. CSFs for each period are scored on a scale of 0 to 100%, with each CSF representing a specific point value based on its importance to the Company and/or its level of difficulty. Specific scoring parameters that will be used to determine whether the CSF has been achieved are also identified in advance. At the end of each fiscal quarter, or fiscal year, as applicable, our executive officers “score” their CSFs based on the scoring parameters previously approved. This score is reviewed, and adjusted, if necessary, and approved by our chief executive officer. Our chief executive officer’s score is reviewed by the Board. The specific CSFs designated for each named executive officer often vary from quarter to quarter, and may include metrics that are relevant to the overall Company as well as individual performance and the performance of the group that they directly manage.

Our cash bonus plans (KEBP, PBP and PPSP) all have the following common features: The plans are formula driven. Formulas measure the achievement of certain goals that are built into certain components of our historical compensation program. All three plans are driven heavily by the Company’s quarterly and as applicable, annual fully-diluted non-GAAP EPS (which excludes, among other things, certain items such as stock-based compensation, acquisition-related expenses, impairments to goodwill, gains or losses on divestiture, investment-related gains and losses, restructuring costs, minority interests and related tax effects) and the participant’s CSF score. Even where the Company is profitable and non-GAAP EPS is high, our executive officers’ annual earnings under KEBP is capped at 200% of their targeted bonus, and PPSP is capped at 200% of one week’s salary. Each plan’s distinctions are described below.

Key Employee Bonus Plan (“KEBP”): Eligible senior and otherwise high-performing employees, including our named executive officers are plan participants. The KEBP can pay out quarterly and annually and is a key part of our variable compensation structure. The objective of the KEBP is to provide incentives to eligible participants. Each KEBP participant is placed at an incentive level, which determines the percentage of that individual’s base salary he or she is eligible to potentially earn over the course of the year. In 2008, our chief executive officer participated at the 175% incentive level until the third quarter, when he was transferred to the PBP. Our executive officers are KEBP participants at the 80% incentive level. It, therefore, means that their overall cash compensation depends heavily on their actual bonus earned under the KEBP program; thereby making a large portion of their cash compensation at risk.

The principles above are set out in the KEBP formula below, which reflects how each bonus is determined:

ANNUAL BASE PAY	×	KEBP %	×	ACTUAL EPS	×	CSF
		5		PLAN EPS

If our chief executive officer or the participant’s executive vice president scores less than 65% on their CSFs, then the earned payout for the KEBP participant is reduced to zero, regardless of the individual’s CSF achievement. If our chief executive officer or the KEBP participant’s executive vice president scores from 65–79%, then he or she will be eligible to earn 50% of what he or she would otherwise be entitled to and if our chief executive officer and such executive vice president scores 80% or above on their CSFs, then the KEBP participant will be eligible to earn up to 100% of their available KEBP payout. In the third quarter of 2008, our chief executive officer had a CSF score of 67.8%; therefore, all KEBP participants only earned a payout of 50% of the amount they were entitled to.

To be eligible for a KEBP payment, the KEBP participant must still be employed by the Company on the payment date. Quarterly payouts under the KEBP are made in the quarter following the measuring period, and the payout for the annual target is made within the first quarter following the applicable year.

Named Executive Officers: A term used to describe our chief executive officer, our chief financial officer and each of the three other most highly compensated individuals who served as our executive officers at fiscal year-end.

Performance Bonus Plan (“PBP”): The PBP was designed to maintain for the Company, tax deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, for cash compensation paid to an executive officer to the extent such compensation exceeds $1 million in any one (1) year. Participants are executive officers whose target total cash compensation in the applicable fiscal year exceeds $1 million. Our chief executive officer was the only participant under the PBP in fiscal year 2008, and is currently the only participant.

Under the PBP, participants are eligible to receive cash payments based upon the attainment and certification of certain objective performance criteria established by the Committee. The performance measures for any performance period are one or more objective performance criteria, applied to either the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, product line, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, in each case as specified by the Compensation Committee and, with respect to financial metrics, which may be determined in accordance with GAAP or in accordance IASB Principles or which may be adjusted when established to exclude any items otherwise includable under GAAP or IASB Principles. The performance criteria may differ for each participant. Our Committee retains the discretion to reduce or eliminate any award that would otherwise be payable pursuant to the PBP. Therefore, even where the Company goal has been achieved, the actual payout is subject to discretionary reduction based on the participant’s CSF score for the period. The PBP, like KEBP, pays out quarterly and has an annual component.

Performance Profit Sharing Plan (“PPSP”): All Cypress employees, including our named executive officers, are eligible to participate in the PPSP, a quarterly cash bonus program that pays out based on a combination of the Company’s performance and each employee’s achievement of his or her quarterly CSFs. The actual non-GAAP EPS for a given fiscal quarter is compared to the applicable quarter’s planned non-GAAP EPS as approved by management and the Board at the beginning of the fiscal year. The amount paid under the PPSP is based on the following formula:

ACTUAL EPS	×	ONE WEEK’S PAY	×	CSF SCORE
PLAN EPS

The intent of this formula is to ensure that bonuses under the PPSP are only paid during profitable periods and only to those who meet their defined objectives.

Performance-based Restricted Stock Units (“PARS”): As part of our retention strategy for certain key positions needed to meet our business objectives, in 2007, we awarded performance-based contingent restricted stock units to our executive officers and certain other key positions in the Company. The PARS may be earned ratably over a period of five (5) years, and might result in total compensation packages that are higher than targeted market positions if all performance-related milestones were achieved. None of our executive officers are eligible for any standard additional grants until 2010 except for our chief executive officer, Mr. Rodgers, who may be granted discretionary awards by the Committee.

Spin-Off: On September 28, 2008, we distributed our shares of SunPower Corporation Class B Common Stock to our stockholders (the “Spin-Off”).

Spin-Off Ratio: 4.12022 is the number by which the number of equity awards outstanding (vested and unvested, including stock options, restricted stock and restricted stock units) and the remaining share pools under our equity plans were multiplied to reflect the change in market value of the Company’s common stock following the Spin-Off. The per share exercise price of outstanding stock options was divided by the Spin-Off Ratio for the same reason.

Questions and Answers Related To Our 2008 and 2009 Executive Compensation

Q:	How does the Compensation Committee operate?

A:

The Committee is composed of Messrs. Eric Benhamou (Chairman), Lloyd Carney, and James Long, who are all independent directors. None of our employees serve on this Committee. The Committee has regularly scheduled meetings and also special meetings, as necessary for the discharge of its responsibilities to the Company. The Committee is authorized by its charter to retain the services of independent consultants in discharging its responsibilities. The Committee has not delegated any of its authority with respect to executive officer compensation and makes all final determinations regarding executive officer compensation. In 2008, the Committee retained the services of Mercer, Inc., an employee benefits and compensation consulting firm, to assist it in evaluating executive compensation and benefits, to update the Committee on market trends and to make recommendations for establishing the market values of top positions in our Company. In 2008, the Committee also engaged AON/Radford, an employee benefits and compensation research firm, to provide information, research, evaluation and analysis pertaining to compensation and in particular, executive compensation and benefits following the Spin-Off of SunPower Corporation.

Q:	What is the role of the Compensation Committee in determining the Company’s compensation policies and practices?

A:	The Compensation Committee is responsible for the following:

•	establishing the specific performance objectives for our chief executive officer and subsequently evaluating his compensation based on achievement of those objectives;

•	approving performance objectives for our executive officers;

•	formulating, approving, implementing, reviewing, and modifying the compensation of the Company’s directors and executive officers;

•	oversight of the administration of the Company’s compensation plans;

•	recommending to the Board for approval the Company’s compensation plans, policies and programs;

•	reviewing and approving the Company’s Compensation Discussion and Analysis (“CD&A”) for inclusion in the proxy statement;

•	reviewing and approving the annual merit and stock budgets for focal salary increases and equity grant awards for all eligible employees; and

•	reviewing the annual benefit changes made by the Company with respect to its employees.

Q:	What is the role of the consultants retained by the Compensation Committee?

A:

Our consultants assist the Committee in determining the appropriate executive compensation for management by comparing the current salary, bonus, and equity awards of our executive officers, including our chief executive officer, to comparable positions at peer group companies. In 2008, AON conducted market research and benchmarked compensation to comparable executive officer positions among our peer group companies. The research result was considered by the Committee, among other factors, to assess whether post Spin-Off, cash and equity compensation to our employees, including our executive officers, is consistent with our overall strategy, both in numbers and in value.

Q:	What is the role of executive officers in determining executive compensation?

A:

Other than our chief executive officer, who participates in setting the compensation of the other executive officers through his recommendations to the Committee, our executive officers do not directly participate in the determination of their compensation. Our chief executive officer does not participate directly in setting his own compensation. However, our executive officers, including our chief executive officer, do participate indirectly by defining their quarterly and annual goals, the achievement of which impacts their variable cash compensation under our cash incentive plans. Mr. Rodgers’ salary, bonus and equity grants are determined by the Compensation Committee after considering the peer group analysis undertaken by our consultant, Mr. Rodgers’ job performance, the responsibilities of his position, and the performance of the Company.

Q:	What are the components of the Company’s executive compensation?

A:

The elements of Cypress’s executive compensation program are: (i) base salary; (ii) variable and at-risk compensation that can be earned under our PPSP, KEBP and PBP; (iii) service-based equity awards and PARS; and (iv) benefit programs such as our deferred compensation plan. We also offer standard health benefits and an employee stock purchase program to all our employees. The Company does not provide a defined benefit pension plan, a match to employee contributions to our 401(k) plan, or any disclosable perquisites. In addition, the Company does not currently have any severance agreements or change of control agreements for its named executive officers.

Q:	What are the objectives of the Company’s executive officer compensation programs and why does the Company choose to pay each element?

A:	The compensation programs for our executive officers are designed with the following objectives:

•	to provide competitive compensation opportunities that will attract and retain talented executives;

•	to motivate our executives to achieve outstanding operational, strategic, business and financial results for the Company;

•	to create a direct and meaningful link between the Company’s success, individual performance and rewards;

•	to reward executives for meeting and exceeding short-term and long-term goals; and

•	to ensure alignment of our executive officers and our stockholders interests through Company ownership.

Base salary, a critical element of executive compensation, provides our executive officers with a guaranteed level of monthly income and is set with the goal of attracting and retaining quality executives.

Our variable cash compensation programs are designed to create a direct and meaningful link between the Company’s success, individual performance and rewards. For example, the PPSP and the KEBP provide variable cash compensation based on each executive officer’s individual performance as well as objective measures of Cypress’s profitability. Our cash compensation programs are also designed to motivate our executive officers to achieve targeted operational and financial results for the Company, such that our executive officers are rewarded when our Company performs well. In fiscal quarters when the Company does not perform well, payouts are not made under the plans. For example, in the fourth quarter of fiscal 2008, when the Company was unprofitable, our executive officers did not receive incentive cash compensation under any of the plans. They also did not receive the annual payout under KEBP or PBP.

Our equity compensation is designed to reward our executive officers for achieving and exceeding short-term and long-term goals for the Company. Our PARS program is linked directly to the Company’s achievement of certain targets, such that if a performance target is achieved, our executive officers are eligible to earn their PARS associated with such target, and if not, the shares are forfeited.

We generally maintain an annual focal review process to determine employee (including our executive officers) compensation. By using a ranking system in the annual focal review, we reinforce the direct and meaningful link between individual performance and rewards. Therefore, the higher a executive officer is ranked, the more likely the he will receive a greater percentage increase in both equity and cash compensation.

Q:	How did the Company determine the amount for each element of compensation for your executive officers?

A:

We targeted our executive officers’ base salary to generally fall within the 50th percentile of the overall compensation for similar positions in our peer group companies. As reflected in the Company’s last base salary increase which occurred as a result of the Committee’s 2007 compensation analysis, our executive officers other than Mr. Rodgers, received salary increases ranging between 3% and 5% to bring their base salary to the median level among our peer group companies. No increases in base salary for our executives took place for 2008 and the Committee does not intend to provide any base salary increases for 2009.

In recognition of our executive officer’s significant experience, tenure and responsibilities relative to our peer group companies, we targeted total cash compensation for our executives to be slightly higher than the median among our peer group companies. A large portion of the cash compensation paid to our executive officers is variable, subject to aggressive performance goals that must be achieved at the corporate and individual CSF level. Actual payouts under our incentive cash bonus plans may be higher or lower based on the Company’s results and an individual’s CSF score, such that each executive officer is motivated and challenged to achieve short and long-term goals for the Company. In 2008, the incentive cash compensation was targeted to provide an above-median opportunity of 175% for our chief executive officer under the PBP, and 80% of base salary for all other executives under our KEBP program. This assumes very aggressive goals that are generally not fully achieved and no one achieved the targeted total cash compensation in 2008.

The PARS award to our executive officers occurred in 2007 as part of our retention strategy for certain key positions needed to meet our Company’s business objectives as the Company entered a multi-year refocus of its core semiconductor business and to provide substantial incentive to increase financial, operational and strategic results. In making those grants, the Committee considered roles that are larger in scope, complexity or accountability than standard market positions, as well as rewarding outstanding individual performance. The Committee appreciated that this grant, to be earned ratably over a period of five (5) years, might result in total compensation packages higher than targeted market positions if all performance-related milestones were achieved. Some of the PARS units were earned in fiscal year 2008; however, a large portion of the 2008 PARS units were forfeited because the Company did not achieve 100% of the targeted performance. None of our executive officers received, or is eligible to receive any other standard equity award until 2010, except for Mr. Rodgers, to whom the Committee may grant discretionary awards under our 1994 Stock Plan.

In February 2008, the Committee made a discretionary award of 40,000 fully-vested shares to Mr. Rodgers to compensate him for the Company’s outstanding progress on various financial, operational and strategic initiatives, as well as the Company’s strong stock appreciation of 114% relative to our peers in fiscal 2007. Also in November 2008, the Committee granted a discretionary award of 33,670 fully-vested shares to Mr. Rodgers for the successful Spin-Off of SunPower Corporation, a significant milestone for the Company that resulted in a distribution of $2.6 billion, at the time of the dividend, to our stockholders.

Q:	Who were the peer group companies the Company benchmarked in 2008 for setting executive compensation?

A:	The Committee reviewed the list of peer group companies for 2007 and determined that no change was necessary for 2008. Our peer group companies are listed in the table below:

Peer Group Companies in 2008
Altera Corporation	Microchip Technology Inc.
Analog Devices, Inc.	National Semiconductor Corporation
Atmel Corporation	Novellus Systems
Broadcom Corporation	NVIDIA Corporation
Integrated Device Technology Inc.	ON Semiconductor Corporation
Linear Technology Corporation	PMC-Sierra, Inc.
LSI Corporation	SanDisk Corporation
Xilinx, Inc.

The peer group companies were identified from the semiconductor portion of the Radford Executive Survey as well as companies suggested by management and the Compensation Committee. The peer group companies were approved by the Compensation Committee. The Compensation Committee chose peer companies that are (i) more representative of market pay practices used for executives in companies of similar size and scope, and /or (ii) more likely to recruit their employees from a similar pool as Cypress or even from Cypress, and vice-versa.

The Committee did not conduct a market analysis of our peer group companies in 2008 for setting executive compensation because the Committee did not intend to make any changes with respect to 2008 compensation of our executive officers.

Q:	What factors were considered by the Committee in determining the 2008 compensation of executive officers?

A:

Although we approved salary increases for our executive officers, including our Named Executive Officers (except for our chief executive officer) in February 2008, the increases were made in connection with our 2007 focal review of our executive officers and all other employees. Mr. Rodgers did not receive a salary increase at that time and has not received a salary increase since June, 2006. There were no changes made to the base salaries of our executive officers for 2008 because management and the Committee were satisfied with the salary levels achieved by the 2007 adjustment and were focused on controlling expenses.

There were also no changes made to the targeted percentage of base salary that our executive officers could earn under KEBP and PPSP, except for Mr. Rodgers, for whom the Committee increased from 150% to 175% the percentage of his base salary that he is eligible to earn under the KEBP (now under the PBP).

As a result of the PARS awards granted in 2007, our executive officers are not eligible to receive any new standard equity awards until 2010, except that the Committee may make discretionary awards to Mr. Rodgers.

Q:	How were the Company’s cash incentive and equity plans structured in 2008 for the executive officers?

A:	Cash Incentive Compensation

Our executive officers, including our chief executive officer, participated actively in our PPSP. All our executive officers participated in the KEBP. Our chief executive officer participated in the KEBP in the first and second quarters of 2008, after which he was moved to the PBP in the third and fourth quarters of 2008.

Our executive officers typically designate between ten (10) and fifteen (15) CSFs per quarter and for the year. In determining the amount of cash incentive pay payable under the KEBP and the PPSP, the Committee uses the final CSF scores for the given review period as a component in the formulas that determine the bonus to be paid under each plan. In order to apply its discretion to reduce the maximum payout under the PBP, the Committee considers the participant’s CFS score for the applicable period.

For fiscal year 2008, the only participant under the PBP was our chief executive officer. Under the PBP, for 2008 the Committee set objective consolidated (Cypress and SunPower Corporation) quarterly and annual EPS targets that must be achieved by the Company. At the end of the measuring period, the Committee, considering Mr. Rodgers CSF score for the quarter applied discretion as provided under the plan, to reduce the maximum payout to Mr. Rodgers by multiplying the target by his CSF percentage score.

The quarterly semiconductor plan non-GAAP EPS targets, our actual non-GAAP EPS achievement, and the percentage of achievement against plan for our 2008 fiscal year are set forth in the following table:

The EPS targets were used under PPSP and KEBP for all our executives (except for Mr. Rodgers) in 2008.

2008 Fiscal Year Period	Plan Non-GAAP EPS	Non-GAAP EPS Achieved	Percentage Achievement
First Quarter(1)	$0.06	$0.08	133%
Second Quarter	$0.12	$0.12	100%
Third Quarter	$0.20	$0.15	75%
Fourth Quarter	$0.21	-$0.08	0%

Below are the EPS targets used under KEBP/PBP and PPSP for Mr. Rodgers.

2008 Fiscal Year Period(2)	Consolidated Plan Non- GAAP EPS	Consolidated Non-GAAP EPS Achieved	Percentage Achievement
First Quarter	$0.13	$0.18	137%
Second Quarter	$0.23	$0.28	121%
Third Quarter	$0.31	$0.30	96%

Equity Plans:

In early 2008, the Committee set performance goals for the 2008 PARS. Under the first milestone target, our executive officers could earn up to 50% of the target number of their PARS if the semiconductor business portion of the Company met or exceeded $80 million in non-GAAP operating income for fiscal year 2008, with the payout adjusted downwards on a linear scale to 0% at an operating income of $61.5 million.

For all executive officers, except for our chief executive officer and our chief financial officer, the remaining 50% of the target number of PARS could be earned if the semiconductor business attained certain threshold levels of semiconductor operating income percentage growth versus a peer group of companies for 2008. The payout was set at 0% if the milestone is achieved at the 25th percentile level, with a linear scale up to 100% payout at the 75th percentile.

(1)	The numbers reflected for the first quarter are adjusted numbers in connection with the conversion of certain of our distributors to the “sell-through” model of revenue recognition.
(2)

Mr. Rodgers’ payout under the PPSP, KEBP and PBP in the first three quarters of 2008 were calculated using a consolidated non-GAAP EPS. After the Spin-Off, for payout for the fourth quarter performance period, the Committee adjusted the EPS target to be just the quarterly semiconductor non-GAAP EPS target as presented above.

Each of Messrs. Rodgers and Buss could earn the remaining 50% of his total target PARS if the common stock appreciation of Cypress was equal to or greater than the appreciation of the Philadelphia Semiconductor Sector Index (“SOXX”) with both measures calculated on a trailing three-year average. The table below (adjusted for the SunPower stock dividend) shows our Company’s ten-year stock performance in comparison with other stock indexes:

	Cypress	SOXX	S & P Semiconductor Index	DJIA	NASDAQ
One Year	-22%	-48%	-47%	-34%	-41%
Three Years	98%	-56%	-47%	-18%	-28%
Five Years	32%	-58%	-54%	-16%	-21%
Ten Years	239%	-39%	-54%	-4%	-28%

In addition to the target amounts, each executive officer, other than Mr. Rodgers, has been granted PARS covering 25% of the units subject to the target award. For 2008, the performance milestone for this grant required that the semiconductor business of the Company achieved non-GAAP gross margin of 50% or greater for the fiscal year 2008. The payout was set at 100% of the target shares if the milestone is achieved at a 50% gross margin and adjusts on a linear scale to 0% payout at a 47.3% gross margin.

All earned shares are released following certification by the Compensation Committee that the applicable performance milestone has been achieved subject to federal and state withholding tax requirements. Following final certification by the Committee, if the performance milestone is not achieved, all the target shares for that particular performance milestone in the given period are forfeited and returned to the 1994 Stock Plan.

The following table sets forth the maximum targeted shares that could be earned in 2008 by our Named Executive Officers under PARS (that were awarded in 2007) and the actual payouts, as approved by the Compensation Committee for our Named Executive Officers and the percentage of 2008 PARS earned. The shares in the table below were adjusted for the Spin-Off.

Named Executive Officer	2008 Maximum Shares Achievable	Total Number of Shares Earned in 2008	Percentage Achieved
Mr. Rodgers	659,235	549,884	83%
Mr. Buss	412,022	356,584	87%
Mr. Chatila	329,617	0(1)	0%
Mr. Keswick	329,617	216,707	66%
Mr. Seams	329,617	216,707	66%

Of the 2008 PARS awarded to our Named Executive Officers, 720,226 shares were unearned at the end of the performance period and were forfeited and returned to the 1994 Stock Plan.

Q:	Did the Compensation Committee grant new equity awards to our Named Executive Officers in 2008? If so, why?

A:

Except for two discretionary awards granted to our chief executive officer, Mr. Rodgers, which are described in greater detail below, no new equity awards were granted to our Named Executive Officers in 2008. For details on the discretionary awards to Mr. Rodgers, see pages 30 & 31 under “How did the Company determine the amount for each element of compensation for your executive officers.”

Q:	What were the 2008 quarterly and annual performance goals in the CSFs of your Named Executive Officers?

A:

In 2008, each of our named executive officers set quarterly and annual goals against which they were measured for our performance-based bonus plans. For 2008, the annual goals for our chief executive officer included various product launches, consolidated annual revenue target of $2,126 million and a consolidated non-GAAP EPS of $1.07 (adjusted post the SunPower stock dividend).

Mr. Rodgers’ quarterly CSFs included achieving (i) certain revenue and non-GAAP EPS metrics, (ii) product launch and profitability goals, (iii) improvement of customer service, (iv) implementation of cost-reduction strategies, (v) technology development, and (vi) the ramping up of new products of our subsidiaries.

In 2008, our chief financial officer, Mr. Brad Buss’ annual goals included, among other things, metrics related to the developing an overall cost reduction plan, implementing the SunPower Spin-Off, completing other strategic

(1)	Mr. Chatila resigned from the Company before the 2008 PARS were released; therefore, he did not receive any PARS.

divestitures, developing and implementing a plan for the Company’s long-term capital structure and cash flow. His quarterly goals included, improving certain business processes, implementing cost reduction plans for specific targets in the Company, the implementation of our “sell-through” revenue recognition model among certain of our independent distributors.

For 2008, our executive vice president of new product development, Mr. Paul D. Keswick’s annual CSFs focused on leveraging the Company’s technology to collaboratively develop new products with some of the Company’s partners and the reduction of costs related to research and development. Mr. Keswick’s quarterly goals included design milestones required to bring various new products to market on time.

His quarterly goals included pre-production responsibilities in connection with our process technology at various platforms. Mr. Keswick had quarterly goals to develop the business process and specific infrastructure required for the launching of the Company’s software products. Mr. Keswick also had CSF goals related to formulating and implementing several engineering and manufacturing initiatives.

In 2008, our executive vice president of sales and marketing, Mr. Christopher A. Seams’ annual CSFs included efforts to retain market share for various product families. His annual goals also included the penetration of new markets; growing the Company’s customer base, and revenue growth. His quarterly goals included the development and implementation of sales and marketing methods, business processes and infrastructure. Mr. Seams’ quarterly goals included the training of our distributors in certain marketing methods and infrastructure and other strategic initiatives in the area of product marketing and distribution.

Our executive vice president of the memory and imaging division, Mr. Ahmad R. Chatila’s annual and quarterly CSFs included the implementation of various aspects of our world class cost savings initiative and other cost-reduction strategies, achieving specific cycle time and customer service standards, achieving certain revenue performance, and developing and implementing various back-end manufacturing goals.

Q:	How difficult would it be for the Company’s Named Executive Officers to achieve their CSFs and how likely was it for the Company to achieve the KEBP, PBP, and PPSP profitability targets?

A:

Our cash incentive plans have built-in features that make it fairly difficult to achieve 100% of the performance measures and therefore earn 100% of the payout under the various plans on a constant basis. The performance measures established by the Committee to determine payouts under the PBP, KEBP and PPSP are tied to the Company’s actual non-GAAP EPS compared to the Company’s plan non-GAAP EPS for fiscal 2008 and to the individual’s CSFs. Even where the EPS target is achieved, the actual payout to each participant employee depends on their CSF score for the performance period. The performance measures targeted at both the corporate and individual levels are aggressive, difficult to achieve, but if achieved at 100% would exceed the Company’s operational and financial expectations for the measuring period.

For example, under the PBP, the performance measure required in 2008 (before the Spin-Off) was a measure of the actual consolidated (SunPower and Cypress) non-GAAP EPS against the Company’s annual operating plan. Our Committee was granted the discretion under the PBP to reduce or eliminate any award that would otherwise be payable pursuant to the PBP. Therefore, even where the Company goal has been achieved, the actual payout is subject to discretionary reduction based on the participant’s CSF score for the period or any other factor deemed relevant by the Committee.

Also under each plan, there is a maximum amount that may be paid out to each participant. For example, when the Company is profitable and non-GAAP EPS target is achieved and surpassed, our named executive officers’ annual earnings under the KEBP and PBP are capped at 200% of the targeted bonus, and for the PPSP at 200% of one week’s salary. The cap has never been reached.

The CSF score of each executive officer also affects the payout to the executive officer and his entire organization under the PBP and KEBP. Under PBP and KEBP, a scoring of 65% and below with respect to the established CSF by an executive officer results in zero payout for the executive officer as well as his entire organization and in the case of our chief executive officer, impacts all named executive officers as well as all other participants under KEBP or PBP. Under the PBP and KEBP, a scoring of under 80% but greater than 65% with respect to established CSFs by a named executive officer results in his or her payout being decreased by 50% and in the case of our chief executive officer, impacts all executive officers as well as all other participants under KEBP or PBP.

For example, during the third quarter of 2008, our chief executive officer, scored less than 80% on his CSFs and thus he only received 50% of the bonus due for the measurement period under the PBP, and the other executives received 50% of the bonus due under the KEBP for the measurement period. There were also no payouts under any of our cash incentive bonus plans for the fourth quarter of 2008, nor was there any payout under the annual component of our KEBP and PBP plans due to the Company’s financial performance and lower than required CSF scores. See page 38 for historical table for two-year performance percentage achievement by our Named Executive Officers under PARS, KEB, PBP and PPSP.

Q:	Did the actual compensation awarded to our Named Executive Officers in 2008 meet the targeted percentiles and, if not, why was it outside the range?

A:

There were no increases in the base salary compensation of our Named Executives for 2008, nor were any changes made to the target amounts to be earned under KEBP or PBP, or any additional equity awards granted. Further, the Committee does not contemplate any base salary increases for the 2009 fiscal year; therefore, there has been no need to do a comparison in executive compensation between our Company and our peer group entities.

Q:	Have there been any other actions with respect to executive compensation since the end of 2008?

A:

Effective April 2009, all our named executive officers will be affected by a Company-wide, scaled temporary pay-cut. Our executive officers’ pay will be cut by a range of approximately 9% to 11% of their base salary and a corresponding percentage decrease will impact their KEBP, PBP and PPSP payouts when and if earned. No cash bonuses are expected to be earned for the first and second quarters of 2009.

Since the end of fiscal year 2008, the Compensation Committee has determined the Company’s achievement of 2008 performance milestones and has set the 2009 performance milestones required for 50% of the 2009 PARS awards.

The Committee, in its review of performance achievements under 2008 PARS and other factors, exercised its discretion under our 1994 Stock Plan and adjusted the calculation methodology for certain performance milestones under the 2008 PARS. The adjusted methodology allowed the Company to calculate performance achievement based on financial and operational results of the first three fiscal quarters of 2008 with respect to 75% of participants’ targeted PARS, and the performance calculations for the remaining 25% targeted PARS to be based on financial and operational results of the fourth fiscal quarter of 2008. The targeted gross margins for the fourth fiscal quarter of 2008 were adjusted to account for product mix and under loading of the Company’s manufacturing facilities as the Company proactively took steps to manage down inventory in a rapidly declining market. In exercising its discretion, the Committee considered the sharp global economic downturn which hit heavily in the fourth quarter of 2008; a sharp downturn not foreseen in industry forecasts or the Cypress plan for 2008. The Committee also factored in the impact of the final separation of SunPower Corporation, a major project and point of discontinuity in the operations of the Company, as part of the basis for the exercise of its discretion. Based on the adjusted calculation methodology, the performance milestones for 2008 PARS were achieved as follows:

Milestone	Achieved Percentage(1)
Operating Income	66.8%
Stock Performance vs. SOXX	100%
Operating Income Growth Percentage vs. Peers	48.0%
Gross Margin%	99.1%

CSF goals have also been set by our executive officers, and the Board has approved the plan EPS target required for PPSP, KEBP, and PBP.

Q:	How did the Spin-Off impact your equity awards and associated compensation expense?

A:

The Board amended our 1994 Stock Plan and 1999 Amended Stock Option Plan (together, the “Plans”) and outstanding employee equity awards to make proportionate adjustments effective immediately following the Spin-Off by a conversion ratio of 4.12022 (“Spin-Off Ratio”): (a) the number of authorized but unissued shares reserved for issuance under the Plans, (b) the numerical provisions under the Plans’ annual grant limits and automatic option grant sections, including automatic grants to Board members, and (c) outstanding employee equity awards, including stock options, restricted stock units and restricted stock awards, under the Plans to preserve the intrinsic value of the awards before and after the Spin-Off. The Board further approved the amendment of outstanding options under the Plans to

(1)

In connection with the Committee’s adjustment of the calculation of 2008 PARS milestone achievement, the Company incurred a SFAS 123(R) charge of $4,126,500 with respect to the additional shares that Named Executive Officers earned under 2008 PARS. Of the $4,126,500 charge, $1,308,400 was with respect to additional shares earned by Mr. Rodgers, $794,700 for Mr. Buss, and $1,011,700 for each of Messrs. Keswick and Seams permit, subject to timing limitations and management discretion, both net exercise (a portion of the shares subject to options surrendered as payment of the aggregate exercise price) and early exercise (exercise of unvested shares subject to a stock restriction agreement).

In addition, the Board approved certain adjustments with respect to its Employee Stock Purchase Plan (“ESPP”) to offset the decrease in Cypress’s common stock price resulting from the Spin-Off. These changes included a proportionate adjustment in the offering date price per share of Cypress’s common stock and maximum number of shares participants may purchase under the ESPP.

In connection with the amendment of the Plans, the number of shares issuable pursuant to the outstanding awards was multiplied by the Spin-Off Ratio, rounded down to the nearest whole share. In addition, the per-share exercise price of options was divided by the Spin-Off Ratio, rounded up to the nearest whole cent. Also, the number of authorized but unissued shares reserved for issuance under the Plans and the ESPP and the numerical provisions under the Plans’ annual grant limits and automatic option grant provisions, including automatic grants to Board members, were multiplied by the Spin-Off Ratio, rounded down to the nearest whole share.

The ESPP offering date price for the current offering period was divided by the Spin-Off Ratio, rounded up to the nearest whole cent and the maximum number of shares participants may purchase under the ESPP was multiplied by the Spin-Off Ratio, rounded down to the nearest whole share.

The modification of the outstanding employee equity awards and the ESPP in connection with the Spin-Off resulted in additional non-cash stock-based compensation. The amount was measured based upon the difference between the fair value of the awards immediately before and after the modification. Of the total additional non-cash stock-based compensation, $61.9 million, net of forfeitures was recognized in fiscal 2008 and the remaining $90.7 million will be recognized over the remaining vesting periods on an accelerated basis.

Following the Spin-Off, the Committee adjusted a performance milestone previously established by the Committee for our chief executive officer and our chief financial officer related to 50% of their 2008 PARS in order to reflect our diminished market trading price following the Spin-Off. The milestone previously required that Mr. Rodgers, our chief executive officer, and Mr. Buss, our chief financial officer, were eligible to earn 50% of their 2008 target PARS award if the Company’s common stock appreciation equaled or exceeded the appreciation of the Philadelphia Semiconductor Sector Index, calculated on a trailing three-year average (the “SOXX Milestone”). Following the Spin-Off, our market trading price no longer reflected our consolidated operations with SunPower. Accordingly, on October 21, 2008, the Committee revised the SOXX Milestone to reflect the effect of the Spin-Off on our Company’s market trading price. For purposes of determining whether the SOXX Milestone is achieved for fiscal year 2008, the market trading price of our Company’s common stock following the Spin-Off was adjusted by multiplying the market trading price by the Spin-Off Ratio.

Pursuant to our PBP, the Committee previously approved a fourth quarter 2008 performance target for Mr. Rodgers, our chief executive officer, that was based on the Company’s consolidated non-GAAP fully diluted earnings per share. Following the Spin-Off, the Company was not reporting its results on a consolidated basis, and therefore, it was no longer possible for Mr. Rodgers to have performance metrics based upon consolidated non-GAAP EPS. Accordingly, on October 21, 2008, the Committee revised Mr. Rodgers’ fourth quarter 2008 performance metric under the PBP to be based on the Company’s fully diluted semiconductor non-GAAP EPS. Ultimately, no award was paid to Mr. Rodgers under the PBP in the fourth quarter due to the Company not achieving the adjusted performance milestone.

Q:	What, if any, were the differences in compensation policies with respect to individual Named Executive Officers in 2008?

A:	Our compensation policies are similar for all employees, including our executive officers, with the following exceptions:

Mr. Rodgers’ 2008 cash incentive award payouts for the first and second quarters of 2008 under the KEBP and PPSP, and for the third quarter under the PBP, were calculated with a formula including a component consisting of the consolidated non-GAAP EPS for the Company (semiconductor business, plus SunPower) for the applicable period, while the incentive cash award for all other executive officers was calculated using non-GAAP EPS for the semiconductor portion of the Company’s business in the applicable period. The target EPS for the calculation of Mr. Rodgers cash incentive award was adjusted and amended in the fourth quarter of 2008 to account for the Spin-Off.

In 2008, Mr. Rodgers was removed from the KEBP and is currently the sole participant in our PBP. Mr. Rodgers is eligible to earn up to 175% of his base salary under the PBP, while other Named Executive Officers can earn up to 80% of their base salary under the KEBP. Consistent with our compensation philosophy, the 175% incentive level for our chief executive officer creates significant risk for Mr. Rodgers, as this constitutes a significant portion of his cash compensation, but it also offers significant rewards if Mr. Rodgers and the Company perform well.

As a result of the PARS granted by the Committee in 2007, our Named Executive Officers are not eligible to receive any further standard grants until 2010, with the exception of Mr. Rodgers, who may be eligible for additional grants at the Committee’s sole discretion.

One performance milestone that must be achieved by the Company in order for Messrs. Rodgers and Buss to earn some of their 2008 PARS program was different from the performance milestones approved by the Committee for the other executive officers, including our Named Executive Officers. In 2008 only Messrs. Rodgers and Buss had a performance milestone that required that each is eligible to earn 50% of their target award if the common stock appreciation of the Company measured at the end of 2008 was equal to or greater than the appreciation of the SOXX, with both measures calculated on a trailing three-calendar-year average.

Q:	Did the Compensation Committee adjust Named Executive Officers’ base salaries for 2008?

A:

Except for the salary increases that were approved in February 2008 for focal increases pertaining to fiscal year 2007, the Committee did not increase our Named Executive Officers’ base salaries for 2008, nor does it plan to do so for the 2009 fiscal year. The pay increase approved in February 2008, was retroactive to December 1, 2007, consistent with the date on which annual increases became effective for all other employees.

Q:	What are the performance targets set for 2009 PARS?

A:

The Committee set three performance milestones required for 50% of 2009 total targeted PARS (“Six Months Target”) upon achievement at the end of the second fiscal quarter of 2009 (“Performance Period”).

For all Named Executive Officers, 20% of the Six Months Target can be earned at the end of the Performance Period if the Company meets or exceeds a certain free cash flow target, adjusted for any non-planned, one-time or unusual transactions for the Performance Period. If the free cash flow amount is achieved for the Performance Period, the payout is 100% and adjusts on a linear scale down to 0% payout if the specified free cash flow is below the target.

For all Named Executive Officers, up to 40% of the Six Months Target can be earned at the end of the Performance Period if the Company’s common stock attains certain threshold levels compared with the Philadelphia Semiconductor Sector Index (“SOXX”), calculated for the stock price at 2008 fiscal year end compared with stock price at the end of 2009 second fiscal quarter. If the performance milestone is achieved at a certain threshold level for the Performance Period, the payout is 100% and adjusts on a linear scale down to 0% payout if the Company’s stock price is less than SOXX by a specified percentage point for the Performance Period.

For all Named Executive Officers, up to 40% of the Six Months Target can be earned at the end of the Performance Period upon the achievement of a certain non-GAAP operating expense target for the Performance Period, adjusted for any non-planned, one-time and unusual transactions as designated by the Committee. If the performance milestone is achieved at a specified target for the Performance Period, the payout is 100% and adjusts on a linear scale to 0% payout if the non-GAAP operating expense is a specified amount above the target.

Q:	How difficult will it be to attain the quarterly and annual 2009 financial targets under the PARS, KEBP, PBP and PPSP?

A:

We cannot predict with any degree of certainty how difficult it will be to achieve the 2009 financial targets under PARS, KEBP, PBP and PPSP. Even where the Company’s financial targets are achieved, it is also unpredictable how the CSF score of each executive officer will impact his actual payout, or how our chief executive officer’s score will impact the actual payout.

Below is a historical table that shows a two-year performance percentage achievement by our Named Executive Officers under PARS, KEB, PBP and PPSP.

PBP	2007					2008
	Q1	Q2	Q3	Q4	ANNUAL	Q1	Q2	Q3	Q4	ANNUAL
T.J. Rodgers	N/A	N/A	N/A	N/A	N/A	120%	114%	33%	0%	0%

KEBP	2007					2008
	Q1	Q2	Q3	Q4	ANNUAL	Q1	Q2	Q3	Q4	ANNUAL
T.J. Rodgers	113%	97%	112%	31%	82%	N/A	N/A	N/A	N/A	N/A
Brad Buss	79%	86%	112%	30%	86%	113%	82%	27%	0%	0%
Ahmad Chatila	76%	83%	105%	0%	42%	97%	80%	28%	0%	0%
Paul Keswick	67%	80%	104%	26%	34%	100%	33%	26%	0%	0%
Chris Seams	86%	80%	106%	24%	92%	113%	83%	28%	0%	0%

PPSP	2007					2008
	Q1	Q2	Q3	Q4	ANNUAL	Q1	Q2	Q3	Q4	ANNUAL
T.J. Rodgers	70%	78%	106%	54%	N/A	126%	105%	53%	0%	N/A
Brad Buss	79%	88%	112%	58%	N/A	135%	92%	55%	0%	N/A
Ahmad Chatila	76%	84%	105%	44%	N/A	115%	90%	57%	0%	N/A
Paul Keswick	67%	81%	104%	52%	N/A	119%	75%	53%	0%	N/A
Chris Seams	86%	82%	106%	47%	N/A	135%	94%	58%	0%	N/A

PARS	2007					2008
	Q1	Q2	Q3	Q4	ANNUAL	Q1	Q2	Q3	Q4	ANNUAL
T.J. Rodgers	N/A	N/A	N/A	N/A	100%	N/A	N/A	N/A	N/A	83%
Brad Buss	N/A	N/A	N/A	N/A	100%	N/A	N/A	N/A	N/A	87%
Ahmad Chatila(1)	N/A	N/A	N/A	N/A	100%	N/A	N/A	N/A	N/A	0%
Paul Keswick	N/A	N/A	N/A	N/A	100%	N/A	N/A	N/A	N/A	66%
Chris Seams	N/A	N/A	N/A	N/A	100%	N/A	N/A	N/A	N/A	66%

Q:	How does the Compensation Committee determine grant dates for equity awards and the exercise price of stock option awards to our executive officers?

A:

The Committee approves all stock awards for all executive officers. The grant date and the exercise price are set on the date the awards are approved by the Committee. We have no program, plan or practice to coordinate equity grants with the release of material information. The Compensation Committee does not accelerate or delay equity grants in response to material information, nor do we delay the release of information due to plans for making equity grants.

Q:	What is the Company’s policy with regard to qualifying compensation to preserve deductibility?

A:

Our management and the Committee have considered the implications of Section 162(m) of the Internal Revenue Code of 1986. This section precludes a public corporation from taking a tax deduction for individual compensation in excess of $1 million for its chief executive officer or certain other executive officers. This section also provides for certain exemptions to this limitation, including compensation that is performance-based within the meaning of Section 162(m). Our Performance Bonus Plan enables us to qualify more compensation as deductible performance-based compensation. Many of our executive compensation plans are designed to qualify payments thereunder as deductible performance-based compensation. In order, however, to preserve flexibility in designing our compensation programs, not all amounts we pay may qualify for deductibility.

Q:	Does Cypress provide any of its Named Executive Officers with change in control benefits?

A:	No.

Q:	What arrangements are in place regarding post-termination compensation?

A:	None.

(1)	Mr. Chatila did not receive any 2008 PARS because he resigned his employment with the Company before the determination of achievement and release of 2008 PARS

Q:	Does the Compensation Committee have any discretion to increase or decrease the size of any award or payout under the executive compensation incentive plans? Did it exercise the discretion in 2008?

A:

Yes, the Compensation Committee may, at its discretion, award additional grants of restricted stock units to our chief executive officer. In 2008, the Compensation Committee granted a discretionary award of 40,000 fully vested shares to Mr. Rodgers for his strong leadership that led to the financial and strategic successes of the Company in 2007. In the fourth quarter of 2008, the Compensation Committee awarded 33,670 fully vested shares our chief executive officer for effecting the successful Spin-Off of SunPower Corporation. The Committee also has the discretion to reduce participant payouts under the PBP and any awards made under our 1994 Stock Pan, including PARS awards, but did not exercise that discretion on the 2008 awards under the PBP or PARS.

Q:	What retirement benefits does Cypress provide to its Named Executive Officers?

A:

Cypress has non-qualified deferred compensation plans and a 401(k) plan. Employees in the KEBP and PBP, including our executive officers are eligible to participate in the deferred compensation plans. All regular employees, including our executive officers are eligible to participate in our 401(k) plan. Our Company does not match employee contributions to our 401(k) plan and does not provide any matching or guaranteed returns on our non-qualified deferred compensation plans. Cypress has no pension plan for its executive officers.

Q:	Does Cypress provide its Named Executive Officers with perquisites?

A:	Cypress does not provide any perquisites to its named executive officers and there were no disclosable perquisites awarded to our named executive officers in 2008.

Q:	What other benefits does Cypress provide to its Named Executive Officers?

A:

As with all other employees, all of our named executive officers are eligible to participate in our Employee Stock Purchase Plan (“ESPP”) and our employee health benefit programs, including health and dental insurance plans, on the same terms as other employees.

Q:	What executive compensation policies is the Company planning to implement going forward?

A:

The Company does not have any new policies it intends to adopt at this time, but will disclose any such policies as they are adopted by the Company. In 2009, the Committee plans to undertake a review of the compensation policies and practices established for our executive officers to ensure that they do not encourage excessive risk-taking that could materially impair the Company’s value.

Q:	Does Cypress have a director stock ownership requirement?

A:

The Board has established a Non-Employee Director Ownership Requirement pursuant to which, non-employee directors are required to own shares of common stock of the Company having a value (at the time of purchase or as otherwise described in the guidelines) equal to approximately three times their annual cash retainer. Our non-employee directors have three years to meet the requirement.

Although the ownership requirement only applies to non-employee directors, Mr. Rodgers, our chief executive officer and only non-employee director, currently owns up to 3.5% of the Company’s common stock.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The information in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that Cypress specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

We have reviewed and discussed the foregoing Compensation Discussion and Analysis (which is incorporated by reference in this report) with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in Cypress’s Annual Report on Form 10-K for the year ended December 28, 2008.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Eric A. Benhamou, Chairman
Lloyd Carney
James R. Long

DIRECTOR COMPENSATION

Fiscal Year Ended December 28, 2008

The modification of the outstanding director equity awards in connection with the Spin-Off resulted in additional non-cash stock-based compensation expense, which is reflected in the calculations below. The modification was intended to preserve the intrinsic value of the awards before and after the Spin-Off. There were no new grants to our directors in connection with the Spin-Off. See next page for reconciliation and Spin-Off impact on director compensation.

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
W. Steve Albrecht(3)	2008	55,000	225,001	343,404	N/A	N/A	0	623,405
Eric A. Benhamou(4)	2008	57,500	225,001	365,796	N/A	N/A	0	648,297
Lloyd Carney(5)	2008	50,000	225,001	340,062	N/A	N/A	0	615,063
James R. Long(6)	2008	52,500	225,001	345,735	N/A	N/A	0	623,236
J. Daniel McCranie(7)	2008	75,000	225,001	218,757	N/A	$0	0	518,758
Evert van de Ven(8)	2008	100,000	225,001	554,798	N/A	N/A	0	879,799

(1)

Amounts shown do not reflect compensation actually received by our directors. Instead, the amount shown reflects the compensation cost of stock awards based on the grant date fair value of the equity awards to our directors, plus compensation cost resulting from the impact of the Spin-Off recognized by our Company during fiscal year 2008 for financial reporting purposes under SFAS 123(R), excluding forfeiture assumption. The grant date fair value of stock awards granted during fiscal year 2008 was $274,100 for each director. The assumptions used to calculate the value of stock awards are set forth under Note 8 (Stock-Based Compensation), Notes of Consolidated Financial Statements included in our Company’s Annual Report on Form 10-K for fiscal year 2008 filed with the SEC on February 26, 2009. None of our directors were granted stock options in 2008.

(2)

Amounts shown do not reflect compensation actually received by our directors. The amount shown reflects the compensation cost of stock option awards based on the grant date fair value of the equity awards to our directors, plus compensation cost resulting from the impact of the Spin-Off recognized by our Company during fiscal year 2008 for financial reporting purposes under SFAS 123(R), excluding forfeiture assumptions. The assumptions used to calculate the value of stock options are set forth under Note 8 (Stock-Based Compensation), Notes of Consolidated Financial Statements included in our Company’s Annual Report on Form 10-K for fiscal year 2008 filed with the SEC on February 26, 2009. None of our directors were granted stock options in 2008.

(3)	Amount includes $45,000 2008 Board retainer fee and $10,000 paid to Mr. Albrecht as chairman of the Audit Committee.
(4)	Amount includes $45,000 2008 Board retainer fee, $5,000 Audit Committee membership fee, and $7,500 paid to Mr. Benhamou as chairman of the Compensation Committee.
(5)	Amount includes $45,000 2008 Board retainer fee and $5,000 Audit Committee membership fee paid to Mr. Carney.
(6)	Amount includes $45,000 2008 Board retainer fee and $7,500 paid to Mr. Long as Chairman of the Nominating and Corporate Governance Committee.
(7)

Amount includes $45,000 2008 Board retainer fee, $5,000 Audit Committee membership fee, and $25,000 paid to Mr. McCranie for attendance at our operations review by virtue of his membership on the Operations Committee.

(8)	Amount includes $45,000 2008 Board retainer fee and $55,000 paid to Mr. van de Ven for attendance at our operations review by virtue of his membership on the Operations Committee.

IMPACT OF SPIN-OFF ADJUSTMENT ON DIRECTOR COMPENSATION FOR 2008

The modification of the outstanding directors’ equity awards in connection with the Spin-Off resulted in additional non-cash stock-based compensation expense. The modification was intended to preserve the intrinsic value of the awards before and after the Spin-Off. The amount was measured based upon the difference between the fair value of the awards immediately before and after the modification. There were no new grants to our directors in connection with the Spin-Off.

The table below shows the impact of the additional non-cash stock-based compensation expense recorded as a result of the Spin-Off. The amounts reflect the additional stock based compensation expense on outstanding awards vested and unvested as of the modification date to our directors in 2008.

		EFFECTS OF SPIN-OFF MODIFICATION ON
Name	Total Compensation Reported ($)	Unvested Stock Awards (1) ($)	Unvested Option Awards(1) ($)	Vested Option Awards (2) ($)	Pre Spin-Off Total Adjusted Compensation ($)
W. Steve Albrecht	623,405	(74,767)	(109,170)	(169,892)	269,576
Eric A. Benhamou	648,297	(74,767)	(90,355)	(213,345)	269,830
Lloyd Carney	615,063	(74,767)	(173,822)	(54,901)	311,573
James R. Long	623,236	(74,767)	(125,568)	(157,460)	265,441
J. Daniel McCranie	518,758	(74,767)	(167,733)	(15,305)	260,953
Evert van de Ven	879,799	(74,767)	(184,295)	(264,630)	356,107

(1)

Reflects the additional non-cash stock-based compensation expense on unvested shares outstanding as of the modification date as recognized by our Company under SFAS 123(R), excluding forfeiture assumptions. Stock- based compensation expense on the unvested shares is recognized over the remaining vesting periods on an accelerated basis.

(2)

Reflects the additional non-cash stock based compensation expense on vested shares outstanding as of the modification date as recognized by our Company under SFAS 123(R), excluding forfeiture assumptions. Stock-based compensation expense on vested shares was recognized immediately in 2008.

EXECUTIVE COMPENSATION

Summary Compensation Table (1)

The following table sets forth information regarding compensation earned during fiscal years 2008, 2007 and 2006 by our chief executive officer, our chief financial officer and our three other most highly compensated executive officers, who we refer to collectively as our Named Executive Officers. The modification of the outstanding employee equity awards in connection with the Spin-Off resulted in additional non-cash stock-based compensation expense, which is reflected in the calculations below. The modification was intended to preserve the intrinsic value of the awards before and after the Spin-Off. See next table for reconciliation and Spin-Off impact on compensation of our Named Executive Officers.

Name and Principal Position	Year	Salary(2) ($)	Bonus ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)
T.J. Rodgers President, Chief Executive Officer and Director	2008	623,074	100,000	1,755,645	7,342,662	577,968	0	0	10,399,349
	2007	643,266	0	5,053,151	3,064,326	809,153	0(6)	0	9,569,896(6)
	2006	572,825	0	350,578	2,977,185	785,898	0(6)	0	4,686,486(6)
Brad W. Buss Executive Vice President, Finance & Administration, Chief Financial Officer	2008	342,445	0	1,151,800	1,155,088	124,804	0	0	2,774,137
	2007	309,880	0	2,122,525	717,970	209,809	0(6)	0	3,360,184(6)
	2006	302,596	0	6,080	873,203	224,461	N/A	0	1,406,340
Ahmad R. Chatila(7) Executive Vice President, Memory and Imaging Division	2008	295,283	0	58,203(7)	453,323	102,354	N/A	0	909,163
	2007	276,313(8)	0	1,685,580	272,820	141,280	N/A	0	2,375,993
Paul D. Keswick Executive Vice President, New Product Development	2008	332,898	0	303,408	833,131	88,455	N/A	0	1,557,892
	2007	325,175(8)	0	1,702,334	305,790	167,234	N/A	0	2,500,533
	2006	297,098	0	5,700	377,390	223,343	N/A	0	903,531
Christopher A. Seams, Executive Vice President, Sales and Marketing	2008	381,219	0	295,615	1,053,886	142,053	0	0	1,872,773
	2007	356,013	0	1,695,992	405,611	233,904	0(6)	0	2,691,520(6)
	2006	363,066	0	5,130	544,858	283,217	0(6)	0	1,196,271(6)

(1)

Our Named Executive Officers do not have employment contracts. They are not guaranteed salary increases or cash bonus amounts. We provide no pension benefits and do not match 401(k) contributions. We do not guarantee a return or provide above-market returns on compensation that has been deferred. Executive officers receive no benefits or perquisites that are not available to other employees. We believe our compensation program holds our executive officers accountable for the financial and competitive performance of Cypress, and for their individual contribution toward that performance.

(2)

Represents actual salary earned in fiscal years 2008, 2006 and 2006. Salary includes base pay and payment in respect of accrued vacation and holidays. There were no quantifiable perquisites or personal benefits to report at this time. Includes $23,074 paid to Mr. Rodgers, $13,270 paid to Mr. Buss, $7,374 paid to Mr. Chatila, $12,788 paid to Mr. Keswick and $14,516 paid to Mr. Seams in connection with our Company’s mandatory shut down. As part of our cost cutting measures, in November and December 2008, our offices were closed and employees were required either to go without pay for the period, or use their paid-time-off if they wished to be paid during the shut down. Also reflects paid-time-off cash out by our Named Executive Officers.

(3)

Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead, the amount shown reflects the non-cash compensation cost of stock awards based on the grant date fair value of the equity awards to our Named Executive Officers, plus compensation cost resulting from the impact of the Spin-Off recognized by our Company during the applicable fiscal year for financial reporting purposes under SFAS 123(R), excluding forfeiture assumptions. The assumptions used to calculate the value of stock awards are set forth under Stock-Based Compensation in the applicable Notes of Consolidated Financial Statements included in our Company’s Annual Report on Form 10-K for fiscal applicable fiscal year. For fiscal year 2008, see Note 8 (Employee Stock Plans and Stock-Based Compensation) under Notes of Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2009. All of our Named Executive Officers received performance-based restricted stock units (PARS) in 2007 that vest over five years. The grant date fair value of the 2008 PARS awards were as follows: $3,672,800 for Mr. Rodgers, $2,299,600 for Mr. Buss, and $1,852,800 for each of Messrs. Chatila, Keswick and Seams. These amounts do not include the SFAS 123(R) charge of $1,308,400 for Mr. Rodgers, $794,700 for Mr. Buss and $1,011,700 for each of Messrs. Keswick and Seams related to the Committee’s 2009 adjustment on the calculation of 2008 PARS milestone achievement which will be reflected in the Company’s 2010 Proxy Statement.

(4)

Amounts shown do not reflect the compensation actually received by the Named Executive Officer, but reflect the grant date compensation cost of stock option awards to our Named Executive Officers, plus compensation cost resulting from the impact of the Spin-Off recognized by our Company during fiscal years 2008, 2007 and 2006 for financial reporting purposes under SFAS 123(R), excluding forfeiture assumptions. The assumptions used to calculate the value of stock option awards are set forth under Stock-Based Compensation in the applicable Notes of Consolidated Financial Statements included in our Company’s Annual Report on Form 10-K for fiscal applicable fiscal year. For fiscal year 2008, see Note 8 (Employee Stock Plans and Stock-Based Compensation) of Notes of Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2009. None of our executive officers were granted stock options in 2008.

(5)

Includes bonus amounts earned under our Performance Bonus Plan (PBP), Key Employee Bonus Plan (“KEBP”) and our Performance Profit Sharing Plan (“PPSP”). Bonuses under our PBP, KEBP and PPSP are paid in arrears of the quarter in which they are earned. The amounts earned are paid out in the fiscal quarter following the quarter earned, provided the employee is still employed by Cypress at the time of the payout, subject to conditions specified under the plan. The amounts shown also reflect $2,500 and $924 paid to Messrs. Rodgers and Keswick, respectively, under our Patent Award Program in 2007, and $1,000 paid to each of Messrs. Rodgers, Seams and Chatila in 2008 under the Patent Award Program. Our Patent Award Program is open to all Cypress employees, including our executive officers. Amount shown also includes $750 paid to Mr. Keswick under our Company’s Author Incentive Program in 2006. The Author Incentive Program is open to all Cypress employees, and is designed to reward employees for writing technical articles that are published.

(6)

Total column reflects revised amounts for Messrs. Rodgers, Buss and Seams for fiscal years 2006 and 2007. In our 2008 Proxy we reflected a total amount that included earnings to Messrs. Rodgers, Buss and Seams in 2006, 2007 and 2008 under our Deferred Compensation plans, rather that above-market or preferential earnings in the applicable year.

(7)

Mr. Chatila became a named executive officer in 2007. Mr. Chatila resigned his position at Cypress in February 2009 before the Compensation Committee determined milestone achievement and authorized the release of 2008 PARS. In order to earn PARS, the participant must be an employee of the Company at the time of release. Therefore, Mr. Chatila did not earn any shares under 2008 PARS.

(8)

Includes gross amount of $17,376 related to a twenty-one year service cash award paid to Mr. Keswick and $5,174 service cash award paid to Mr. Chatila. The actual amount paid to Messrs. Keswick and Chatila were after tax amounts. All Cypress employees are eligible to receive service awards for continuous employment with Cypress for seven, fourteen and twenty-one years.

IMPACT OF SPIN-OFF ADJUSTMENT ON EXECUTIVE COMPENSATION

The modification of the outstanding employee equity awards in connection with the Spin-Off resulted in additional non-cash stock-based compensation expense. The modification was intended to preserve the intrinsic value of the awards before and after the Spin-Off. The amount was measured based upon the difference between the fair value of the awards immediately before and after the modification.

The table below shows the impact of the additional non-cash stock-based compensation expense recorded as a result of the Spin-Off. The amounts reflect the additional non-cash stock-based compensation expense on outstanding awards vested and unvested as of the modification date to our named executive officers in 2008.

		EFFECT OF SPIN-OFF ADJUSTMENT ON
Name	Total Compensation Reported ($)	Unvested Stock Awards (1) ($)	Unvested Option Awards(1) ($)	Vested Option Awards (2) ($)	Pre Spin-Off Total Adjusted Compensation ($)
T.J. Rodgers	10,399,349	—	(2,388,615)	(3,554,980)	4,455,754
Brad Buss	2,774,137	(41,517)	(673,466)	—	2,059,154
Ahmad Chatila	909,163	(29,063)	(287,408)	(1,440)	591,252
Paul Keswick	1,557,892	(38,919)	(323,442)	(334,567)	860,964
Christopher Seams	1,872,773	(35,028)	(398,877)	(437,156)	1,001,712

(1)

Reflects the additional non-cash stock-based compensation expense on unvested shares outstanding as of the modification date as recognized by our Company under SFAS 123(R), excluding forfeiture assumptions. Stock-based compensation expense on the unvested shares is recognized over the remaining vesting periods on an accelerated basis.

(2)

Reflects the additional non-cash stock-based compensation expense on vested shares outstanding as of the modification date as recognized by our Company under SFAS 123(R), excluding forfeiture assumptions. Stock-based compensation expense on vested shares was recognized immediately in 2008.

The following table shows all plan-based awards granted to the Named Executive Officers during fiscal year 2008. The option awards and the unvested portion of the stock awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal Year-End table.

GRANTS OF PLAN-BASED AWARDS

Fiscal Year Ended December 28, 2008

Name and Principal Position	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards(3) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
T.J. Rodgers President, Chief Executive Officer and Director	Q1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Q2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Q3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Q4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Annual	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	5/11/07(4)	N/A	N/A	N/A	N/A	2,636,940(4)	2,636,940(4)	N/A	N/A	N/A	3,672,800(4)
	2/25/2008	N/A	N/A	N/A	N/A	N/A	N/A	40,000(5)	N/A	N/A	908,389
	11/21/2008	N/A	N/A	N/A	N/A	N/A	N/A	33,670(6)	N/A	N/A	100,000
Brad W. Buss Executive Vice President, Finance and Administration, Chief Financial Officer	Q1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Q2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Q3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Q4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Annual	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	5/11/07	N/A	N/A	N/A	N/A	329,618	412,022	N/A	N/A	N/A	2,299,600
Ahmad R. Chatila Executive Vice President, Memory and Imaging Division	Q1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Q2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Q3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Q4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Annual	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	5/11/07	N/A	N/A	N/A	N/A	263,694	329,617	N/A	N/A	N/A	1,852,800
Paul D. Keswick Executive Vice President, New Product Development	Q1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Q2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Q3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Q4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Annual	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	5/11/07	N/A	N/A	N/A	N/A	263,694	329,617	N/A	N/A	N/A	1,852,800
Christopher A. Seams Executive Vice President, Sales and Marketing	Q1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Q2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Q3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Q4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Annual	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	5/11/07	N/A	N/A	N/A	N/A	263,694	329,617	N/A	N/A	N/A	1,852,800

(1)

There are no outstanding future payments under our Performance Bonus Plan (“PBP”) or Key Employee Bonus Plan (“KEBP”). All amounts earned under our PBP or KEBP are paid in the quarter after which they were earned. The annual component is paid in the quarter following the fiscal year in which it was earned. See table on page 49 for actual amounts paid to our Named Executive Officers under the PBP, KEBP and PPSP.

(2)

In 2007, we granted performance-based restricted stock units to some employees in senior management positions, including our Named Executive Officers, under our 1994 Stock Plan. Except for Mr. Rodgers, none of our Named Executive Officers is eligible to receive additional standard stock awards until 2010. The performance-based stock awards vest ratably over a five-year period if the annual performance metrics are met. Performance metrics are set annually by the Compensation Committee of the Company’s Board of Directors. The Compensation Committee also determines annually if the performance metrics have been achieved. Mr. Rodgers’ maximum targeted restricted stock award for fiscal year 2008 was 659,235 (See additional note on Mr. Rodgers under footnote (4). Mr. Buss’ maximum targeted restricted stock unit award for fiscal year 2008 was 412,022 in the aggregate. Each of Messrs. Chatila, Keswick and Seams had a maximum target to earn 329,617 restricted stock units in fiscal year 2008. The number of target shares was adjusted to reflect the change in value of the Company’s common stock following the distribution to the Company’s stockholders of SunPower Corporation class B common stock owned by the Company.

(3)

Reflects the grant date fair market value of the 2008 PARS for our Named Executive Officers and stock awards to Mr. Rodgers in 2008. The PARS were awarded in 2007 and can be earned ratably over five (5) years. The fair value for each year’s target restricted stock units is determined when the Compensation Committee sets the performance milestones for the applicable year. No one achieved the maximum amount in 2008. Also reflects the fair value of the February and November 2008 discretionary award of restricted stock units to grant to Mr. Rodgers by our Compensation Committee.

(4)

Reflects 2,636,940 unvested shares of restricted stock issued to Mr. Rodgers in exchange for the performance-based restricted stock units which he tendered in connection with the Company’s RSU Exchange Offer. 659,235 shares of the tendered performance based restricted stock units were eligible to be earned in 2008. 1,977,705 shares of restricted stock will vest over the next three fiscal years subject to performance. The performance metrics have been set for 50% of target 2009 shares of restricted stock, but the performance metrics for 2010 and 2011 have yet to be set. The shares of restricted Cypress common stock received by Mr. Rodgers is subject to the same performance vesting conditions as the tendered restricted stock units, adjusted to reflect the effect of the Spin-Off.

(5)	Reflects a discretionary award of fully vested restricted stock units made by our Compensation Committee to Mr. T.J. Rodgers on February 25, 2008.
(6)

Reflects a discretionary award of fully vested shares made by our Compensation Committee to Mr. T.J. Rodgers in November 2008, for the role he played in the successful spin off of SunPower Corporation.

GRANTS OF PLAN-BASED AWARDS (NON-EQUITY)

Fiscal Year Ended December 28, 2008

Name and Principal Position	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (“KEBP”/”PBP”)			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (“PPSP”)
		Threshold ($)	Earned/ Paid ($)	Target (Plan) ($)	Threshold ($)	Earned/ Paid ($)	Target (Plan) ($)
T.J. Rodgers President, Chief Executive Officer and Director	Q1	N/A	252,824	210,000	N/A	3,649	2,885
	Q2	N/A	240,364	210,000	N/A	6,046	5,769
	Q3	N/A	68,487	210,000	N/A	5,599	10,577
	Q4	N/A	0	210,000	N/A	0	11,538
	Annual	N/A	0	210,000	N/A	N/A	N/A
Total			561,675	1,050,000		15,294	30,769
Brad W. Buss Executive Vice President, Finance and Administration, Chief Financial Officer	Q1	N/A	59,406	52,668	N/A	2,132	1,583
	Q2	N/A	42,980	52,668	N/A	2,913	3,165
	Q3	N/A	14,202	52,668	N/A	3,171	5,803
	Q4	N/A	0	52,668	N/A	0	6,330
	Annual	N/A	0	52,668	N/A	N/A	N/A
Total			116,588	263,340		8,216	16,881
Ahmad R. Chatila Executive Vice President, Memory and Imaging Division	Q1	N/A	44,457	46,065	N/A	1,595	1,384
	Q2	N/A	36,863	46,065	N/A	2,499	2,768
	Q3	N/A	13,030	46,065	N/A	2,910	5,075
	Q4	N/A	0	46,065	N/A	0	5,537
	Annual	N/A	0	46,065	N/A	N/A	N/A
Total			94,350	230,325		7,004	14,764
Paul D. Keswick Executive Vice President, New Product Development	Q1	N/A	50,974	51,218	N/A	1,829	1,539
	Q2	N/A	17,071	51,218	N/A	2,314	3,078
	Q3	N/A	13,298	51,218	N/A	2,969	5,643
	Q4	N/A	0	51,218	N/A	0	6,156
	Annual	N/A	0	51,218	N/A	N/A	N/A
Total			81,343	256,090		7,112	16,416
Christopher A. Seams Executive Vice President, Sales and Marketing	Q1	N/A	66,250	58,672	N/A	2,377	1,763
	Q2	N/A	48,745	58,672	N/A	3,304	3,526
	Q3	N/A	16,657	58,672	N/A	3,719	6,464
	Q4	N/A	0	58,672	N/A	0	7,052
	Annual	N/A	0	58,672	N/A	N/A	N/A
Total			131,652	293,360		9,400	18,805

OUTSTANDING EQUITY AWARDS

Fiscal Year Ended December 28, 2008

	Option Awards(1)					Stock Awards(2)
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock Unvested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
T.J. Rodgers President, Chief Executive Officer and Director	1,236,066	0	0	4.06	03/16/11	0	0	0	0
	1,236,066	0	0	5.22	09/30/09	0	0	0	0
	1,648,088	0	0	5.63	12/14/10	0	0	0	0
	1,201,730	240,347	0	5.18	01/02/14	0	0	0	0
	1,057,523	384,554	0	3.53	02/25/15	0	0	0	0
	2,321	707	0	8.83	02/25/15	0	0	0	0
	4,067	1,239	0	3.53	02/25/15	0	0	0	0
	1,565,683	0	0	2.77	02/03/15	0	0	0	0
	846,361	904,732	0	3.53	06/30/16	0	0	0	0
	0	0	0	0.00	N/A	0	0	2,636,940(3)	10,547,760
Brad W. Buss Executive Vice President, Finance and Administration, Chief Financial Officer	370,819	309,017	0	3.70	08/15/15	0	0	0	0
	144,207(4)	164,809(4)	0	3.70	08/15/15	0	0	0	0
	57,133	74,714	0	3.99	10/27/16	0	0	0	0
	0	0	0	0.00	N/A	26,370	105,480	0	0
	0	0	0	0.00	N/A	0	0	1,648,088(5)	6,592,352
Ahmad R. Chatila Executive Vice President, Memory and Imaging Division	4,532	0	0	1.79	03/27/13	0	0	0	0
	4,944	0	0	1.79	03/27/13	0	0	0	0
	19,228	13,734	0	4.76	10/23/13	0	0	0	0
	19,230	10,988	0	2.19	10/08/14
	14,421	16,481	0	3.53	02/25/15	0	0	0	0
	4,807	5,494	0	3.53	02/25/15	0	0	0	0
	52,876	71,761	0	3.38	07/18/15	0	0	0	0
	32,303	78,449	0	3.99	10/27/16	0	0	0	0
	0	0	0	0.00	N/A	18,459	73,836	0	0
	0	0	0	0.00	N/A	0	0	1,318,470(6)	5,273,880

	Option Awards(1)					Stock Awards(2)
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock Unvested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Paul D. Keswick Executive Vice President, New Product Development	206,011	0	0	4.06	03/16/11	0	0	0	0
	206,011	0	0	5.22	09/30/09	0	0	0	0
	206,011	0	0	5.63	12/14/10	0	0	0	0
	18,541	0	0	1.79	03/27/13	0	0	0	0
	206,010	41,203	0	4.76	10/23/13	0	0	0	0
	181,289	65,924	0	3.53	02/25/15	0	0	0	0
	53,562	70,044	0	3.99	10/27/16	0	0	0	0
	0	0	0	0.00	N/A	24,722	98,888	0	0
	0	0	0	0.00	N/A	0	0	1,318,470(6)	5,273,880
Christopher A. Seams Executive Vice President, Sales and Marketing	164,808	0	0	4.09	10/08/11	0	0	0	0
	593,311	0	0	4.09	10/08/11	0	0	0	0
	164,808	0	0	1.56	10/01/12	0	0	0	0
	61,803	0	0	1.56	10/01/12	0	0	0	0
	370,819	0	0	1.83	04/11/13	0	0	0	0
	19,365	0	0	4.16	08/22/13	0	0	0	0
	56,447	0	0	2.26	05/19/13	0	0	0	0
	309,015	61,804	0	5.18	01/02/14	0	0	0	0
	211,504	76,911	0	3.53	02/25/15	0	0	0	0
	48,206	63,039	0	3.99	10/27/16	0	0	0	0
	0	0	0	0.00	N/A	22,249	88,996	0	0
	0	0	0	0.00	N/A	0	0	1,318,470(6)	5,273,880

(1)

All stock option grants described in this table were awarded under our 1994 Stock Plan. The numbers reflect adjustments made, pursuant to which existing stock options awards were multiplied by the Spin-Off Ratio of 4.12022 to reflect the change in market value of the Company’s common stock following the distribution to the Company’s stockholders of SunPower Corporation Class B common stock. Except as noted under footnotes (5) and (6), options granted before 2007 under our 1994 Stock Plan typically have a ten-year term, vest over a five-year period of employment and have an exercise price equal to market value on the date of grant.

(2)

All restricted stock unit and restricted stock awards described in this table were made under the 1994 Stock Plan. The numbers reflect adjustments made, pursuant to which existing stock option awards were multiplied by the Spin-Off Ratio of 4.12022 to reflect the change in market value of the Company’s common stock following the distribution to the Company’s stockholders of SunPower Corporation Class B common stock (“Spin-Off”). Restricted stock units awarded vest annually over a five-year period of employment, with a one-year cliff, for service awards and upon approval of performance by the Compensation Committee for performance-based awards. Restricted stock units that are not performance based vest over time and are subject to forfeiture under the 1994 Stock Plan.

(3)

In 2007, Mr. Rodgers was awarded 3,296,176 spin-adjusted shares of performance-based restricted stock units, which vest ratably over five (5) years if the performance metrics are met. Performance metrics are set annually by the Compensation Committee of the Company. The number in the column represents shares of restricted Cypress Common Stock distributed to Mr. Rodgers pursuant to the Offer to Exchange Restricted Stock Units for Restricted Stock, dated August 22, 2008, as amended (“RSU Exchange Offer”). Mr. Rodgers tendered and disposed to the Company 659,235 performance-based restricted stock units eligible to be earned during 2008 in the RSU Exchange Offer. At such time Mr. Rodgers also tendered 1,977,705 performance-based restricted stock units remaining from the 3,296,176 share grant as to which performance metrics have not yet been established, for a total of 2,636,940 performance-based restricted stock units tendered by Mr. Rodgers. As reflected in the table, Mr. Rodgers received a number of restricted shares of Cypress common stock determined by multiplying the tendered restricted stock units by the conversion ratio of 4.12022. The conversion ratio reflects the ratio of market prices of Cypress common stock before and after the Spin-Off. The restricted Cypress common stock received by Mr. Rodgers is subject to the same performance vesting conditions as the tendered restricted stock units, adjusted to reflect the effect of the SunPower Spin-Off. 1,977,705 shares of restricted stock will vest over the next three years, subject to performance.

(4)	Stock option awards granted to Mr. Buss start vesting one (1) year from the date of grant, then vest monthly over four (4) years thereafter, and expire ten (10) years from the date of grant.
(5)

Represents spin-adjusted number of the remaining performance-based restricted stock units awarded to Mr. Buss in 2007, which vest ratably over the remaining four (4) years if the performance metrics are met. Performance metrics are set annually by the Compensation Committee of the Company. Mr. Buss’ maximum target for 2008 was 412,022 restricted stock units. Mr. Buss did not receive any other awards in 2008 and is not eligible to receive any further standard awards until 2010.

(6)

Represents spin-adjusted number of the remaining performance-based restricted stock units awarded to Messrs. Chatila, Keswick and Seams in 2007, which vest ratably over the remaining four (4) years if the performance metrics are met. Performance metrics are set annually by the Compensation Committee of the Company. Each of Messrs. Chatila, Keswick and Seams had a maximum target of 329,618 restricted stock units in 2008. They did not receive any other awards in 2008 and are not eligible to receive any further awards until 2010.

OPTION EXERCISES AND STOCK VESTING

Fiscal Year Ended December 28, 2008

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#)(1)	Value Realized Upon Exercise(2) ($)	Number of Shares Acquired Upon Vesting (#)(3)	Value Realized Upon Vesting ($)

T.J. Rodgers	2,589,727	10,573,669	283,670	5,562,706

Brad W. Buss	0	0	108,790	2,114,231

Ahmad R. Chatila	0	0	86,153	1,741,343

Paul D. Keswick	0	0	88,240	1,751,131

Christopher A. Seams	0	0	87,416	1,712,485

(1)	Numbers reflect adjustments made in connection with the SunPower Spin-Off, pursuant to which existing stock options were multiplied by the Spin-Off Ratio of 4.12022.
(2)

Amount shown reflects the difference between the option exercise price and the sale price of the underlying shares multiplied by the number of shares covered by the option. The shares acquired by Mr. Rodgers upon exercise, are still being held by him.

(3)

Amount shown reflects total number of shares that vested in 2008 before the Spin-Off. The actual amount released to the named executive officers was net of shares withheld to pay the taxes due upon vesting. The actual shares received by Named Executive Officers were substantially less due to required federal and state withholding taxes, except for Mr. Rodgers who paid his taxes in full at the time of vesting.

NON-QUALIFIED DEFERRED COMPENSATION

Fiscal Year Ended December 28, 2008

Name of Executive Officer	Executive Contribution in the Last Fiscal Year ($)	Registrant Contribution in the Last Fiscal Year ($)	Aggregate Earnings in the Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

T.J. Rodgers	0	0	0(2)	0	2,637,942

Brad W. Buss	61,248(1)	0	1,700(1)	0	105,654

Ahmad R. Chatila	0	0	0	0	0

Paul D. Keswick	0	0	0	0	0

Christopher A. Seams	0	0	0(2)	50,000	285,808

(1)

Mr. Buss contributed this amount under our Deferred Compensation (Plan 2). Amount represents aggregate earnings to Mr. Buss in 2008. There are no guaranteed payments under our deferred compensation plans.

(2)	Messrs. Rodgers and Seams sustained losses in 2008 on their investment under our deferred compensation plan.

OTHER DISCLOSURES

Compensation Committee Interlocks and Insider Participation

During fiscal year 2008, the following directors were members of our Compensation Committee: Mr. Eric A. Benhamou, Mr. Lloyd Carney, and Mr. James R. Long. None of the Compensation Committee’s members has at any time been an officer or employee of Cypress. No member of the Compensation Committee was or is one of our officers or employees.

None of Cypress’s Named Executive Officers serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on Cypress’s Board or Compensation Committee.

Certain Relationships and Related Transactions

Apart from service on our Board, there are no additional relationships between our directors and our Company, nor are there any related party transactions between our directors and our Company.

Any related person transaction will be disclosed in the applicable SEC filing as required by the rules of the SEC. For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.

Indebtedness of Executive Officers

In 2001, prior to the Sarbanes-Oxley Act of 2002 and before Mr. Seams became an officer subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Company loaned to Mr. Seams an aggregate amount of $16,000 to purchase shares of common stock in Cypress’s subsidiary, Silicon Magnetic Systems. The principal amount of the loan did not exceed $16,000 in the fiscal year 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and 10% stockholders are also required by the SEC rules to furnish us with copies of all of the forms they filed to comply with Section 16(a) requirements.

Based solely on our review of the copies of such forms received by us, we believe that during the fiscal year ended December 28, 2008, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were satisfied.

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

It is important that your stock be represented at the Annual Meeting, regardless of the number of shares you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope provided or to vote by telephone or over the Internet at your earliest convenience.

FOR THE BOARD OF DIRECTORS

Brad W. Buss
Corporate Secretary

Dated: April 2, 2009

APPENDIX A

TO THE 2009 PROXY STATEMENT

CYPRESS SEMICONDUCTOR CORPORATION

1994 STOCK PLAN

(As amended and restated on May 22, 2009)

1. PURPOSES OF THE PLAN. THE PURPOSES OF THIS STOCK PLAN ARE:

•	to promote the long term success of the Company’s business;

•	to attract and retain the best available personnel for positions of substantial responsibility; and

•	to provide long term incentive to Employees, Consultants and Outside Directors that is aligned with the long term interest of all stockholders.

2. COMPONENTS OF THE PLAN. THE PLAN PROVIDES FOR:

•

the discretionary granting of Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units to Employees, Consultants and Outside Directors, which Options may be either Incentive Stock Options (for Employees only) or Nonstatutory Stock Options, as determined by the Administrator at the time of grant; and

•	the grant of Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units to Outside Directors pursuant to an automatic, non-discretionary formula.

3. STOCK SUBJECT TO THE PLAN.

The maximum aggregated number of Shares authorized for issuance under the Plan is 130,195,220. The Shares may be authorized, but unissued, or reacquired Common Stock. Any Shares subject to Options or Stock Appreciation Rights shall be counted against the numerical limits of this section 3 as one Share for every Share subject thereto. Any Shares of Restricted Stock or Restricted Stock Units with a per Share or unit purchase price lower than 100% of Fair Market Value on the date of grant shall be counted against the numerical limits of this section 3 as 1.88 Shares for every one Share subject thereto. To the extent that a Share that was subject to an Award that counted as 1.88 Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this section 3, the Plan shall be credited with 1.88 Shares.

Subject to Section 16 of the Plan, If any Shares that have been subject to an option or SAR (whether granted under this Plan or the Terminated Plans) cease to be subject to such Option or SAR (other than through exercise of the Option or SAR), or if any Option or SAR granted hereunder or thereunder is forfeited, or any Option or SAR otherwise terminates prior to the issuance of Common Stock to the Participant, the Shares that were subject to such Option or SAR shall again be available for distribution in connection with future awards under the Plan (unless the Plan has terminated).

Shares that have actually been issued under the Plan upon exercise of an Option shall not in any event be returned to the Plan and shall not become available for future distribution under the Plan. With respect to SARs, when an SAR is exercised, the full number of shares subject to the SAR or portion thereof being exercised shall be counted against the numerical limits of this section 3 above as one Share for every Share subject thereto, regardless of the number of Shares used to settle the SAR upon exercise. For example, if an SAR covering 100 shares is exercised by a Participant and the Participant receives 80 Shares (with 20 Shares withheld to cover the SAR exercise price), the Plan Share reserve shall be debited the full 100 Shares and such Shares will not be available for future distribution under the Plan. Similarly, if Shares are withheld to satisfy the minimum statutory withholding obligations arising in connection with the vesting, exercise or issuance of any Award (or delivery of the related Shares), such withheld Shares will not be available for future issuance under the Plan.

Shares of Restricted Stock (including Restricted Stock Units) that do not vest and thus are forfeited back to or repurchased by the Company shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares of Restricted Stock or Restricted Stock Units that vest shall not in any event be returned to the Plan and shall not become available for future distribution under the Plan.

Notwithstanding the foregoing and, subject to adjustment as provided in section 16 of the Plan, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in the first paragraph of section 3, plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to the second and third paragraphs of this section 3.

4. ADMINISTRATION OF THE PLAN.

4.1 Procedure.

4.1.1 Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Employees, Consultants and Directors.

4.1.2 Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

4.1.3 Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

4.1.4 Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which Committee shall be constituted to satisfy Applicable Laws.

4.1.5 Administration With Respect to Automatic Grants to Outside Directors. Automatic grants to Outside Directors shall be pursuant to a non-discretionary formula as set forth in section 10 hereof and therefore shall not be subject to any discretionary administration.

4.2 Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

4.2.1 to determine the Fair Market Value of the Common Stock, in accordance with subsection 23.19 of the Plan;

4.2.2 to select the Consultants, Employees and Outside Directors to whom Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units may be granted hereunder;

4.2.3 to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units are granted hereunder;

4.2.4 to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

4.2.5 to approve forms of agreement, including electronic forms, for use under the Plan;

4.2.6 to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or SARs may be exercised and when Restricted Stock or Restricted Stock Units vest or are issued (which may, in either case, be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

4.2.7 to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

4.2.8 to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

4.2.9 to modify or amend each Award (subject to subsection 18.3 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options or SARs longer than is otherwise provided for in the Plan (but not longer than the original Option or SAR term);

4.2.10 to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or SAR or the vesting or issuance of Restricted Stock or Restricted Stock Units that number of Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

4.2.11 to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

4.2.12 to determine the terms and restrictions applicable to Awards; and

4.2.13 to make all other determinations deemed necessary or advisable for administering the Plan.

4.3 Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5. ELIGIBILITY.

5.1 Discretionary Awards. Nonstatutory Stock Options, SARs, Restricted Stock and Restricted Stock Unit Awards may be granted to Employees, Consultants and Outside Directors. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee, Consultant or Outside Director who has been granted an Award may be granted additional Awards.

5.2 Outside Director Awards. Outside Directors shall also receive automatically granted Awards pursuant to section 10 hereof.

6. LIMITATIONS.

6.1 Each Option shall be designated in the Notice of Grant or Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value:

6.1.1 of Shares subject to a Participant’s incentive stock options granted by the Company, any Parent or Subsidiary, which

6.1.2 become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6.1.2, incentive stock options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

6.2 Neither the Plan nor any Award shall confer upon any Participant any right with respect to continuing the Participant’s employment or consulting relationship or tenure as a director with the Company, nor shall they interfere in any way with the Participant’s, the Company’s, or the Company’s stockholders’, right to terminate such employment or consulting relationship or tenure as a Director with the Company at any time, with or without cause.

6.3 The following limitations shall apply to grants of Options and SARs to Employees:

6.3.1 No Employee shall be granted, in any fiscal year of the Company, Options and SARs to purchase, in the aggregate, more than 4,120,220 Shares.

6.3.2 The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in subsection 16.1.

6.3.3 If an Option or SAR is cancelled (other than in connection with a transaction described in section 16), the cancelled Option or SAR will be counted against the limit set forth in subsection 6.3.1. For this purpose, if the exercise price of an Option or SAR is reduced (which would require prior stockholder approval pursuant to section 22 hereof), the transaction will be treated as a cancellation of the Option or SAR and the grant of a new Option or SAR.

7. TERM OF PLAN. The plan was amended and restated in 2007. It shall continue in effect until March 25, 2017, unless terminated earlier under section 16 of the plan.

8. TERM OF OPTION OR SAR. The term of each option or SAR shall be eight (8) years from the date of grant or such shorter term as may be provided in the notice of grant, option or SAR agreement. In the case of an incentive stock option granted to a participant who, at the time the incentive stock option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary, the term of the incentive stock option shall be five (5) years from the date of grant or such shorter term as may be provided in the notice of grant or option agreement.

9. OPTION AND SAR EXERCISE PRICE; OPTION CONSIDERATION.

9.1 Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option or SAR shall be determined by the Administrator, subject to the following:

9.1.1 In the case of an Incentive Stock Option

9.1.1.1 granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

9.1.1.2 granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than one hundred (100%) of the Fair Market Value per Share on the date of grant.

9.1.2 In the case of a Nonstatutory Stock Option or an SAR, the per Share exercise price shall be no less than one hundred percent (100%) of Fair Market Value per Share on the date of grant.

9.2 Waiting Period and Exercise Dates. At the time an Option or SAR is granted, the Administrator shall fix the period within which the Option or SAR may be exercised and shall determine any conditions which must be satisfied before the Option or SAR may be exercised. In so doing, the Administrator may specify that an Option or SAR may not be exercised until the completion of a service period or until certain performance milestones are achieved.

9.3 Form of Option Consideration. Except with respect to automatic stock option grants to Outside Directors, the Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such form of consideration shall be set forth in the Notice of Grant or Option Agreement and may, as determined by the Administrator (and to the extent consistent with Applicable Laws), consist entirely of:

9.3.1 cash;

9.3.2 check;

9.3.3 promissory note;

9.3.4 other previously-owned Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

9.3.5 delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

9.3.6 any combination of the foregoing methods of payment; or

9.3.7 such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10. AUTOMATIC GRANTS TO OUTSIDE DIRECTORS.

10.1 Procedure for Grants. All grants to Outside Directors under this section 10 shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

10.1.1 No person shall have any discretion to select which Outside Directors shall be granted Awards or to determine the number of Shares or units to be covered by Awards granted to Outside Directors.

10.1.2 Effective after September 30, 2008, each Outside Director shall be automatically granted an Option to purchase 329,617 Shares (the “First Option”) upon the date on which such person first becomes a Director, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy.

10.1.3 At each of the Company’s annual stockholder meetings commencing after the 2008 Company annual stockholder meeting, (A) each Outside Director who was an Outside Director on the date of the prior year’s annual stockholder meeting shall be automatically granted a restricted stock unit covering 41,202 units/Shares, and (B) each Outside Director who was not an Outside Director on the date of the prior year’s annual stockholder meeting shall receive a restricted stock unit covering the number of units/Shares determined by multiplying 41,202 units/Shares by a fraction, the numerator of which is the number of days since the Outside Director received their First Option, and the denominator of which is 365, rounded down to the nearest whole unit/Share (either (A) or (B) is referred to herein as the “Annual RSU Grant”).

10.1.4 Notwithstanding the provisions of subsection 10.1.3 hereof, in the event that the Annual RSU Grant hereunder would cause the number of units/Shares subject to outstanding Awards plus the number of units/Shares previously acquired upon exercise or vesting of Awards to exceed the number of units/Shares available for issuance under the Plan, then each such automatic grant shall be for that number of units/Shares determined by dividing the total number of units/Shares remaining available for grant by the number of Outside Directors on the automatic grant date, pro-rated for each Outside Director who was not an Outside Director on the date of the prior year’s annual stockholder meeting as set forth in 10.1.3(B). Any further Annual RSU Grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan.

10.1.5 The terms of a First Option granted hereunder on and after March 23, 2009 shall be as follows:

10.1.5.1 The term of the Option shall be eight (8) years.

10.1.5.2 the Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in subsection 10.3 hereof.

10.1.5.3 the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

10.1.5.4 the Option shall become exercisable as to 1/36th of the covered Shares each month, so as to become 100% vested on the three year anniversary of the grant date, subject to the Participant maintaining Continuous Status as a Director on each vesting date.

10.1.6 The terms of an Annual RSU Grant hereunder shall be as follows:

10.1.6.1 The Annual RSU Grant shall be 100% vested on the grant date.

10.2 Consideration for Exercising Outside Director Stock Options. The consideration to be paid for the Shares to be issued upon exercise of an automatic Outside Director Option shall consist entirely of cash, check, other Shares of previously owned Common Stock which have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, and, for Options granted on or after the 2004 Company annual stockholder meeting, to the extent permitted by Applicable Laws, delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or any combination of such methods of payment.

10.3 Post-Directorship Exercisability.

10.3.1 Termination of Status as a Director. If an Outside Director ceases to serve as a Director, he may, but only within ninety (90) days, or, for Options granted on or after the 2004 Company annual stockholder meeting, within one year, after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise an Option at the date of such termination, or if he or she does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

10.3.2 Disability of Director. Notwithstanding the provisions of subsection 10.3.1 above, in the event a Director is unable to continue his or her service as a Director with the Company as a result of his or her Disability, he or she may, but only within six (6) months, or, for Options granted on or after the 2004 Company annual stockholder meeting, within one year, from the date of termination, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

10.3.3 Death of Director. In the event of the death of a Participant:

10.3.3.1 during the term of the Option who is at the time of his death a Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within six (6) months, or, for Options granted on or after the 2004 Company annual stockholder meeting, within one year, following the date of death, by the Director’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Participant continued living and remained in Continuous Status a Director for twelve (12) months after the date of death; or

10.3.3.2 within thirty (30) days after the termination of Continuous Status as a Director, the Option may be exercised, at any time within six (6) months, or, for Options granted on or after the 2004 Company annual stockholder meeting, within one year, following the date of death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

11. EXERCISE OF OPTION OR SAR.

11.1 Procedure for Exercise; Rights as a Stockholder. Any Option or SAR granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option or SAR Agreement. An Option or SAR may not be exercised for a fraction of a Share.

An Option or SAR shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) for Options only, full payment for the Shares with respect to which the Option is exercised. Full payment for Options may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option or SAR shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option or SAR. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option or SAR is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in section 16 of the Plan.

Exercising an Option or SAR in any manner shall decrease the number of Shares thereafter available for sale under the Option or SAR by the number of Shares as to which the Option or SAR is exercised.

11.2 Termination of Service. Upon termination of a Participant’s Continuous Status as an Employee, Consultant or Director, other than upon the Participant’s death or Disability, the Participant may exercise the Option or SAR, but only within such period of time as is specified in the Notice of Grant, Option or SAR Agreement, and, unless otherwise determined by the Administrator, only to the extent that the Participant was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant or Option Agreement). In the absence of a specified time in the Notice of Grant, Option or SAR Agreement, the Option or SAR shall remain exercisable for thirty days following the Participant’s termination of Continuous Status as an Employee, Consultant or Director. If, at the date of termination, the Participant is not entitled to exercise the entire Option or SAR, the Shares covered by the unexercisable portion of the Option or SAR shall revert to the Plan. If, after termination, the Participant does not exercise the Option or SAR within the time specified by the Administrator, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

11.3 Disability of Participant. In the event that a Participant’s Continuous Status as an Employee, Consultant or Director terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR at any time within six (6) months or such other period of time not exceeding twelve (12) months, as is specified in the Notice of Grant, Option or SAR Agreement, except in the case of automatic stock option grants to Outside Directors, which shall be exercised as specified in section 10. Unless otherwise determined by the Administrator, any such Options or SARs may only be exercised to the extent that the Participant was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Notice of Grant, Option or SAR Agreement). If, at the date of termination, the Participant is not entitled to exercise his or her entire Option or SAR, the Shares covered by the unexercisable portion of the Option or SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option or SAR within the time specified herein, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

11.4 Death of Participant. In the event of the death of a Participant (other than an Outside Director with respect to his or her automatic stock option grant):

11.4.1 during the term of the Option or SAR who is at the time of his or her death an Employee, Consultant or Director of the Company and who shall have been in Continuous Status as an Employee, Consultant or Director since the date of grant of the Option or SAR, the Option or SAR may be exercised, at any time within six (6) months following the date of death, by the Participant’s estate or by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Participant continued living and remained in Continuous Status as an Employee, Consultant or Director for twelve (12) months after the date of death; or

11.4.2 within thirty (30) days after the termination of Continuous Status as an Employee, Consultant or Director, the Option or SAR may be exercised, at any time within six (6) months following the date of death, by the Participant’s estate or by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

12. STOCK APPRECIATION RIGHTS.

12.1 The SAR shall entitle the Participant, by exercising the SAR, to receive from the Company an amount equal to the excess of (x) the Fair Market Value of the Common Stock covered by exercised portion of the SAR, as of the date of such exercise, over (y) the Fair Market Value of the Common Stock covered by the exercised portion of the SAR, as of the date on which the SAR was granted; provided, however, that the Administrator may place limits on the amount that may be paid upon exercise of a SAR; and

12.2 SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Participant’s Award Agreement;

12.3 Form of Payment. The Company’s obligation arising upon the exercise of a SAR may be paid in Common Stock or in cash, or in any combination of Common Stock and cash, as the Administrator, in its sole discretion, may determine, but only as specified in the Notice of Grant or SAR Agreement. Shares issued upon the exercise of a SAR shall be valued at their Fair Market Value as of the date of exercise.

12.4 Rule 16b-3. SARs granted hereunder shall contain such additional restrictions as may be required to be contained in the Plan or Award Agreement in order for the SAR to qualify for the maximum exemption provided by Rule 16b-3.

13. RESTRICTED STOCK/RESTRICTED STOCK UNITS.

13.1 Grant of Restricted Stock/Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock or Restricted Stock Units may be granted to Employees, Consultants and Outside Directors at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock or Restricted Stock Unit Award granted to any Participant (provided that during any Fiscal Year, no Participant shall receive more than 3,296,176 Shares in the aggregate of Restricted Stock or Restricted Stock Unit Awards) (ii) whether the form of the award shall be Shares or rights to acquire Shares (i.e., Restricted Stock Units), and (iii) the conditions that must be satisfied, which may include or consist entirely of performance-based milestones, upon which is conditioned the grant or vesting of Restricted Stock or Restricted Stock Units. For Restricted Stock Units, each such unit shall be the equivalent of one Share of Common Stock for purposes of determining the number of Shares subject to an Award. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Restricted Stock or Restricted Stock Unit, notwithstanding its vesting. The Company shall issue (or cause to be issued) such stock certificate promptly after the Restricted Stock or Restricted Stock Unit vests. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in section 16 of the Plan.

13.2 Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock and Restricted Stock Unit Awards granted under the Plan. Restricted Stock and Restricted Stock Unit Awards shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time of grant, which may include such performance-based milestones as are determined appropriate by the Administrator, which may be Performance Goals, or for Restricted Stock or Restricted Stock Unit Awards not intended to qualify as “performance-based compensation” under Code Section 162(m), may be other performance-based milestones. The Administrator may require the recipient to sign a Restricted Stock or Restricted Stock Unit Agreement as a condition of the Award. Any certificates representing the shares of Stock awarded shall bear such legends as shall be determined by the Administrator.

13.3 Restricted Stock or Restricted Stock Unit Award Agreement. Each Restricted Stock or Restricted Stock Unit grant shall be evidenced by an Award agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided; however, that if the Restricted Stock or Restricted Stock Unit Award has a purchase price, such purchase price must be paid no later than the earlier of (i) eight (8) years following the date of grant, or (ii) the vesting date.

13.4 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted

Stock or Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock or Restricted Stock Units which is intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

14. LEAVES OF ABSENCE. Unless the administrator provides otherwise, and subject to applicable laws, vesting of awards granted hereunder shall cease during any unpaid leave of absence. Moreover, unless the administrator provides otherwise, any employee who transfers his or her employment to a subsidiary and receives an equity incentive covering such subsidiary’s equity securities in connection with such transfer, shall cease vesting in awards granted under this plan until such time, if any, as such employee transfers from the employment of such subsidiary or another subsidiary directly back to the employment of the Company.

15. NON-TRANSFERABILITY OF AWARDS. Unless determined otherwise by the administrator, an award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. If the administrator makes an award transferable, such award shall contain such additional terms and conditions as the administrator deems appropriate; provided, however, that in no event may an award be transferred in exchange for consideration.

16. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR SIMILAR TRANSACTION, DISSOLUTION, MERGER, ASSET SALE OR CHANGE OF CONTROL.

16.1 Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award or forfeiture or repurchase of unvested Restricted Stock or Restricted Stock Units, the price per share, if any, of Common Stock covered by each such outstanding Award, the number of Shares issuable pursuant to the automatic grant provisions of section 10, the limit on the number of Shares subject to an Option or SAR that may be granted to an Employee in any fiscal year under subsection 6.3.1, as well as the limit of the number of Shares that may be issued as Restricted Stock or Restricted Stock Unit Awards under subsection 13.1, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Restricted Stock award.

16.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, with respect to discretionary Awards granted under the Plan (but not with respect to Awards granted to Outside Directors) the Board may, in the exercise of its sole discretion in such instances, declare that any such Award shall terminate as of a date fixed by the Board and give each Participant the right to exercise his or her Option or SAR as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable or accelerate the vesting of a Participant’s Restricted Stock or Restricted Stock Unit Award.

16.3 Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent Award shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. With respect to a discretionary Award granted under the Plan (but not with respect to Options granted to Outside Directors under section 10), the Administrator may, in the exercise of its sole discretion and in lieu of such assumption or substitution, provide for the Participant to have the right to exercise such Option or SAR as to all of the Optioned Stock, including as to Shares which would not otherwise be exercisable or provide for the accelerated vesting of Restricted Stock or Restricted Stock Units. With respect to Options and restricted stock units granted to Outside Directors under section 10, in the event that the successor corporation does not agree to assume such Options and restricted stock units or to substitute equivalent options or rights, each such outstanding Option and restricted stock unit shall become fully vested and exercisable, including as to Shares and units as to which it would not otherwise be exercisable, unless the Board, in its discretion, determines otherwise.

If the Administrator makes a discretionary Option or SAR fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Participant that the Option or SAR shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option or SAR will terminate upon the expiration of such period.

For the purposes of this subsection, the Award shall be considered assumed if, following the merger or sale of assets, the Award confers the right to purchase (or, in the case of Restricted Stock or Restricted Stock Units without a purchase price, receive), for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR or vesting of the Restricted Stock or Restricted Stock Unit Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

16.4 Spin-Off or Split-Off. Subject to any required action by the stockholders of the Company, and at the sole discretion of the Board, the number and/or type of shares of covered by each outstanding Award, the number and/or type of shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award or forfeiture or repurchase of unvested Restricted Stock or Restricted Stock Units and the price per share, if any, of Common Stock covered by each such outstanding Award may be appropriately and proportionately adjusted, or such other actions as are appropriate may be taken, to account for any increase or diminution in value of an Award resulting from a Spin-Off, split-off or similar transaction involving equity securities of a Subsidiary or former Subsidiary. Any such discretionary adjustment or action shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

17. AWARD GRANT DATE. The date of grant of an award shall be, for all purposes, the date on which the administrator makes the determination granting such option or restricted stock award, or such other later date as is determined by the administrator. Notice of the determination shall be provided to each participant within a reasonable time after the date of such grant.

18. AMENDMENT AND TERMINATION OF THE PLAN.

18.1 Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

18.2 Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. Shares may not be added to the Plan (other than pursuant to sections 3 or 16.1 hereof) without obtaining stockholder approval.

18.3 Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

19. CONDITIONS UPON ISSUANCE OF SHARES.

19.1 Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or SAR or vesting of a Restricted Stock or Restricted Stock Unit Award unless the exercise of such Option or SAR or vesting of such Restricted Stock or Restricted Stock Unit Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

19.2 Investment Representations. As a condition to the exercise of an Option or SAR or purchase of Restricted Stock or Restricted Stock Unit, the Company may require the person exercising such Option or SAR or purchasing such Restricted Stock or Restricted Stock Unit to represent and warrant at the time of any such exercise or purchase that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20. LIABILITY OF COMPANY.

20.1 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.2 Awards Exceeding Allotted Shares. If the Shares covered by an Award exceed, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with subsection 18.2 of the Plan.

21. RESERVATION OF SHARES. The Company, during the term of this plan, will at all times reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of the plan.

22. OPTION EXCHANGES. Except as specified herein, the administrator may not permit the repricing, including by way of exchange, of any award, without receiving prior stockholder approval. The Compensation Committee of the Company’s Board, however, shall be permitted to exchange equity awards, including by means of a stock option repricing amendment, subject to satisfying the following criteria: (a) the replacement award must have an accounting charge approximately equal to or less than the accounting charge associated with the surrendered equity award, (b) no employees who were listed in the Company’s summary compensation table most recently filed with the U.S. Securities and Exchange Commission prior to the date of the commencement of the exchange offer or members of the Board shall be eligible to exchange their equity awards under this provision, (c) the vesting of the replacement award shall, at a minimum, equal the maximum remaining vesting on the surrendered equity award, plus at least six months, and then rounded up to the nearest whole year from the grant date of the replacement award, (d) the equity award to be surrendered must have been outstanding for at least 20 months, (e) if the replacement award is an option or stock appreciation right, its maximum term may not exceed the remaining maximum term of the surrendered option, and (f) any excess shares resulting from the exchange shall not be recycled into the plan for reissuance (e.g., if a 3,000 share underwater option is surrendered in exchange for a 1,000 share RSU, the net 1,120 shares [3,000 –(1,000 x 1.88)] shall not be recycled into the Plan share pool, however if and to the extent the replacement RSU is subsequently forfeited, those shares shall be recycled into the plan share pool).

23. DEFINITIONS. AS USED HEREIN, THE FOLLOWING DEFINITIONS SHALL APPLY:

23.1 “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with section 4 of the Plan.

23.2 “Applicable Laws” means the legal requirements relating to the administration of stock option plans under federal and state corporate and securities laws, the Code and any stock exchange on which the Common Stock is listed or quoted.

23.3 “Award” means an award hereunder of an Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit.

23.4 “Board” means the Board of Directors of the Company.

23.5 “Code” means the Internal Revenue Code of 1986, as amended.

23.6 “Committee” means a committee appointed by the Board or its Compensation Committee in accordance with section 4 of the Plan.

23.7 “Common Stock” means the Common Stock of the Company.

23.8 “Company” means Cypress Semiconductor Corporation, a Delaware corporation.

23.9 “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services; provided, however, that the term “Consultant” shall not include Outside Directors, unless such Outside Directors are compensated for services to the Company other than through payment of director’s fees.

23.10 “Continuous Status as a Director” means that the Director relationship is not interrupted or terminated.

23.11 “Continuous Status as an Employee, Consultant or Director” means that the employment, consulting or Director relationship with the Company or any Parent or Subsidiary is not interrupted or terminated. Continuous Status as an Employee, Consultant or Director shall not be considered interrupted in the case of: (i) any leave of absence approved by the Company, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; provided, further, that on the ninety-first (91st) day of any such leave (where reemployment is not guaranteed by contract or statute) the Participant’s Incentive Stock Option shall cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

23.12 “Director” means a member of the Board.

23.13 “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

23.14 “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

23.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

23.16 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

23.16.1 If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Fair Market Value of a Share of Common Stock shall be the closing sale price for such stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the date of such determination (or, in the event such date is not a trading day, the trading day immediately prior to the date of such determination), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

23.16.2 If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean of the closing bid and asked prices for such stock on the date of such determination (or, in the event such date is not a trading day, the trading day immediately prior to the date of such determination), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

23.16.3 In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

23.17 “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

23.18 “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

23.19 “Notice of Grant” means a written notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

23.20 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

23.21 “Option” means a stock option granted pursuant to the Plan or the Terminated Plans.

23.22 “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

23.23 “Optioned Stock” means the Common Stock subject to an Option or SAR.

23.24 “Outside Director” means a Director who is not an Employee or Consultant.

23.25 “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

23.26 “Participant” means an Employee, Consultant or Outside Director who holds an outstanding Option or Restricted Stock award.

23.27 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the performance measures for any performance period will be any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles: (i) cash flow (including operating cash flow or free cash flow), (ii) revenue (on an absolute basis or adjusted for currency effects), (iii) gross margin, (iv) operating expenses or operating expenses as a percentage of revenue, (v) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (vi) earnings per share, (vii) stock price, (viii) return on equity, (ix) total stockholder return, (x) growth in stockholder value relative to the moving average of the S&P 500 Index, the Philadelphia Semiconductor Sector Index or another index, (xi) return on capital, (xii) return on assets or net assets, (xiii) return on investment, (xiv) economic value added, (xv) operating profit or net operating profit, (xvi) operating margin, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) credit rating, (xxi) objective customer indicators, (xxii) new product invention or innovation, (xxiii) attainment of research and development milestones, (xxiv) improvements in productivity, (xxv) attainment of objective operating goals, and (xxvi) objective employee metrics.

23.28 “Plan” means this 1994 Plan, as amended.

23.29 “Restricted Stock” means shares of Common Stock granted pursuant to section 12 of the Plan.

23.30 “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

23.31 “Stock Appreciation Right” or “SAR” means a Stock Appreciation Right granted pursuant to section 12 of the Plan.

23.32 “Share” means a share of the Common Stock, as adjusted in accordance with section 16 of the Plan.

23.33 “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

CYPRESS PERFORM

CYPRESS SEMICONDUCTOR CORPORATION

198 CHAMPION COURT

SAN JOSE, CA 95134

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 21, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 21, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M12134

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

CYPRESS SEMICONDUCTOR CORPORATION

For All

Withhold All

For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSALS 1, 2 AND 3 BELOW:

Vote On Directors

1. Election of Directors

Nominees:

01) T.J. RODGERS

02) W. STEVE ALBRECHT

03) ERIC A. BENHAMOU

04) LLOYD CARNEY

05) JAMES R. LONG

06) J. DANIEL MCCRANIE

07) EVERT VAN DE VEN

Vote On Proposals

For Against Abstain

2. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2009

3. The approval of a 1994 Stock Plan amendment to provide stock option exchange flexibility

YOU CAN VOTE OVER THE INTERNET OR BY TELEPHONE AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

Cypress Semiconductor Corporation encourages you to take advantage of three convenient ways to vote. If voting by proxy, you may vote over the Internet, by telephone or by mail. Your Internet or telephone vote authorizes the named proxies to vote in the same manner as if you marked, signed, and returned proxy card. To vote over the Internet, by telephone or by mail, please read the accompanying proxy statement and then follow the easy steps above.

Please sign exactly as your name(s) appear(s) hereon, indicate your vote and insert the date. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

Letter to Shareholders, Notice and Proxy Statement, and Annual Report on Form 10-K are available at www.proxyvote.com

M12135

CYPRESS SEMICONDUCTOR CORPORATION

PROXY FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 2, 2009, and hereby appoints T. J. Rodgers and Brad W. Buss, and each of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent, vote and act on behalf of the undersigned at the 2009 Annual Meeting of Stockholders of CYPRESS SEMICONDUCTOR CORPORATION to be held on May 22, 2009, at 10:00 a.m., local time, at its offices located at 198 Champion Court, San Jose, California 95134 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on all matters coming before the meeting.

A majority of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment or postponement thereof (or if only one shall represent and act, then that one) shall have and may exercise all the powers of said attorneys-in-fact hereunder.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTOR NOMINEES IDENTIFIED HEREIN, THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR FISCAL YEAR 2009, THE APPROVAL OF A 1994 STOCK PLAN AMENDMENT TO PROVIDE STOCK OPTION EXCHANGE FLEXIBILITY AND AS THE DESIGNATED ATTORNEYS-IN-FACT DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.